            AGREEMENT OF PURCHASE AND SALE, dated as of April 17, 2000 (the "Agreement"), among the entities and individuals listed on Exhibit A annexed hereto (individually, a "Seller" and collectively, the "Sellers") and Chromatics Color Sciences International, Inc. , a New York corporation (the "Buyer").

            In consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that (i) the Buyer will purchase from certain of the Sellers set forth on Exhibit A annexed hereto and such Sellers shall sell to the Buyer the number of issued and outstanding shares of common stock, par value $.001 per share, of Gordon Acquisition Corp., a Delaware corporation ("Gordon Labs"), set forth opposite such Seller's name on Exhibit A annexed hereto (collectively, the "Shares"), (ii) the Buyer will purchase from certain of the Sellers set forth on Exhibit A annexed hereto and such Sellers shall sell to the Buyer the notes made by Gordon Labs in favor of such Sellers in the outstanding principal amounts set forth opposite such Sellers' names on Exhibit A annexed hereto (individually, a "Note" and collectively, the "Notes") and (iii) certain of the Sellers shall grant to the Buyer the option to purchase from such Sellers shares of common stock, par value $.001 per share, of Gordon Labs on the terms and conditions hereinafter set forth (collectively, the "Option Shares").

            The Shares represent more than 80 percent of the total combined voting power of all classes of stock of Gordon Labs entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of Gordon Labs. The parties intend the purchase and sale of the Shares to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state and local law.


                                    ARTICLE I

                           SALES AND TERMS OF PAYMENT

            1.1. The Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below) (i) certain of the Sellers set forth on Exhibit A annexed hereto, shall sell, assign, transfer and deliver to the Buyer the number of Shares set forth opposite such Sellers' names on Exhibit A annexed hereto, (ii) the Buyer shall purchase from each such Seller the number of Shares set forth opposite such Seller's name on Exhibit A annexed hereto,
(iii) certain of the Sellers named on Exhibit A annexed hereto shall sell, assign, transfer and deliver to the Buyer the Notes held by such Sellers, (iv) the Buyer shall purchase the Notes from such Sellers and (v) certain of the Sellers set forth on Exhibit A annexed hereto shall grant to the Buyer an irrevocable option to purchase from such Sellers the Option Shares.

            1.2. Purchase Price. (a) Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Sellers contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the

Shares, on the Closing Date the Buyer will issue to each Seller selling Shares hereunder such Seller's percentage interest (as set forth on Exhibit A annexed hereto) in the number of shares (the "CCSI Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Buyer determined by dividing the Estimated Purchase Price (as defined below) by the Price Per Share (as defined below). As used herein, the "Estimated Purchase Price" shall mean the sum of (i) Three Million Six Hundred Forty Eight Thousand Nine Hundred Twenty Nine Dollars ($3,648,929) plus (ii) the Price Per Share multiplied by 20,000 plus (iii) the amount, if any, by which the Estimated Closing Adjusted Net Working Capital (as defined below) exceeds the negative amount of One Million Forty Seven Thousand Seven Hundred Eighty Six Dollars ($1,047,786) (the "Target Closing Adjusted Net Working Capital") or less (iv) the amount, if any, by which the Target Closing Adjusted Net Working Capital exceeds the Estimated Closing Adjusted Net Working Capital. As used herein, the "Price Per Share" shall mean the lesser of (A) $7.25 and (B) the sum of (i) fifty percent (50%) of the arithmetic average of the closing price of the Common Stock as reported on the NASDAQ Small Cap Market measured over the ten trading days ending on (and including) March 20, 2000 and
(ii) fifty percent (50%) of the arithmetic average of the closing price of the Common Stock as reported on the NASDAQ Small Cap Market over the ten trading days ending on the trading day immediately prior to the Closing Date (as defined below); provided, however, that in no event will the Price Per Share be less than $6.29.

            (b) Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Sellers contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Notes, on the Closing Date the Buyer will pay or cause to be paid to each Seller set forth on Exhibit A annexed hereto who is the holder of a Note (other than the Gaffney Note (as defined below)) the amount in cash set forth opposite such Seller's name on Exhibit A annexed hereto (the "Note Purchase Price"). Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Sellers contained herein, and in consideration of the aforesaid sale, assignment, transfer and delivery of the Gaffney Note, the Buyer will issue to the holder thereof the number of shares of Common Stock determined by dividing One Million Two Hundred Sixty Eight Thousand Four Hundred Forty Four Dollars ($1,268,444) by the Price Per Share. As used in this Agreement, the Gaffney Note means collectively (i) the Subordinated Secured Promissory Note made by Gordon Labs in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in favor of Morgan D. Gaffney and Suzanne C. Gaffney, Trustees, Gaffney Revocable Family Trust UTD 9/4/91 (the "Trust"), as to which Eight Hundred Seventy Eight Thousand Fifty Seven Dollars ($878,057) remains outstanding as of the date hereof, (ii) the Subordinated Secured Promissory Note made by Gordon Labs in the original principal amount of Five Hundred Thousand Dollars ($500,000) in favor of the Trust, as to which Two Hundred Eighty Four Thousand Six Hundred Thirteen Dollars ($284,613) remains outstanding as of the date hereof and (iii) the Subordinated Secured Promissory Note made by the Subsidiary in the original principal amount of Four Hundred Ten Thousand Dollars ($410,000) in favor of the Trust, as to which One Hundred Five Thousand Seven Hundred Seventy Four Dollars ($105,774) remains outstanding as of the date hereof.


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
            (c) Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and covenants of the Buyer contained herein, and in consideration of the aforesaid purchase of the Shares and the Notes, on the Closing Date each Seller set forth on Exhibit A annexed hereto who is the holder of Option Shares will grant to the Buyer an irrevocable option pursuant to the option agreements referred to in Section 2.2(c) to purchase all, but not less than all, of such holder's Option Shares at any time prior to and including the first anniversary of the Closing Date for the issuance by the Buyer to the holder of such Option Shares of the number of shares of Common Stock determined by dividing the Option Purchase Price (as defined below) for the subject Option Shares by the Option Price Per Share (as defined below). If not sooner exercised, such options shall be subject to mandatory exercise by the Buyer on the first anniversary of the Closing Date. As used herein, the Option Purchase Price shall mean the sum of (i) the Price Per Share paid by the Buyer for the Shares at the Closing multiplied by the number of Option Shares being purchased and (ii) simple interest on such amount at the rate of nine percent (9%) per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) from the Closing Date to the date of exercise of such option. As used herein, the Option Price Per Share shall mean the arithmetic average of the closing price of the Common Stock as reported on the NASDAQ Small Cap Market measured over the twenty (20) trading days ending on the trading day immediately prior to the date of the exercise of the relevant option; provided, however, that in no event will the Option Price Per Share be less than $6.29.

            (d) As used in this Agreement, the term "Closing Adjusted Net Working Capital" means the amount of the difference (expressed as a positive or a negative number) between (i) the aggregate value of the current assets of Gordon Labs as of the Closing (excluding any inventory which is more than eighteen (18) months old as of the Closing, any accounts receivable of Gordon Labs which are outstanding and uncollected more than sixty (60) days after the invoice date as of the Closing and all reclassifications attributed to notes payable and leases payable) and (ii) the aggregate amount of the current liabilities of Gordon Labs as of the Closing, in each case computed in a manner consistent with the audited financial statements of Gordon Labs as of May 31, 1999 and for the year then ended.

            (e) Two (2) business days prior to the Closing, the Buyer and the Shareholder Representative (as defined below) shall jointly agree in writing upon an estimate of the Closing Adjusted Net Working Capital as of the Closing (the "Estimated Closing Adjusted Net Working Capital") and such Estimated Closing Adjusted Net Working Capital shall be used to determine the number of CCSI Shares to be issued to the Sellers at the Closing as set forth in clause
(a) of this Section 1.2.

            (f) As soon as practicable after the Closing (but in any event within ninety (90) business days thereof), the Buyer shall cause its independent accountants to calculate the actual Closing Adjusted Net Working Capital and deliver such calculation to the Shareholder Representative (defined below). The Shareholder Representative shall within thirty (30) business days of receipt of same (the "Receipt Date") confirm whether or not he agrees with the calculation of the Closing Adjusted Net Working Capital and, if he does not agree with such calculation, he will specify within forty-five (45) business days of the Receipt Date in reasonable detail the points of disagreement. The Buyer will provide the Shareholder Representative and his accountants with reasonable access to the necessary books, records and working papers. The Buyer and the Shareholder Representative shall then seek to resolve the points of disagreement. If either the Shareholder Representative agrees with the Buyer's calculation of the actual Closing Adjusted Net Working Capital or the Buyer and the Shareholder Representative agree upon the same (with such further adjustments as they may agree) within sixty (60) business days of the Receipt Date, the amount so agreed upon shall, subject to the provisions of clause (g) of this Section 1.2, be the Closing Adjusted Net Working Capital for all purposes of this Agreement. If the Buyer and the Shareholder Representative do not agree upon the Closing Adjusted Net Working Capital pursuant to the procedures set forth above, each of the Buyer and the Shareholder Representative shall select a firm of independent public accountants from nationally-recognized accounting firms, and the two selected firms shall mutually agree upon and appoint an arbitrator (the "Arbitrator") to determine for all purposes of this Agreement, subject to the provisions of clause (g) of this Section 1.2, the Closing Adjusted Net Working Capital within ninety (90) business days of the Receipt Date or as soon thereafter as is practicable. The Arbitrator's determination of actual Closing Adjusted Net Working Capital must be within the range of the amounts thereof determined by the Buyer, on the one hand, and the Shareholder Representative, on the other hand. The fees and expenses of the Arbitrator shall be payable by the Buyer, on the one hand, and the Sellers selling Shares, on the other hand, in relative proportions determined by multiplying the aggregate amount of such fees and expenses by a fraction, the numerator of which shall be the difference (expressed in dollars) between the actual Closing Adjusted Net Working Capital as determined by the Arbitrator and the Closing Adjusted Net Working Capital as determined by such party or parties, as the case may be, and the denominator of which shall be the difference (expressed in dollars) between the Closing Adjusted Net Working Capital figures of the two sides. (For example, if the Buyer determines the Closing Adjusted Net Working Capital to be $100, the Shareholder Representative determines it to be $200 and the actual value thereof determined by the Arbitrator is $160, the fraction of fees of the Arbitrator that the Buyer must pay equals 60 divided by 100. The fraction of fees that the Sellers must pay equals 40 divided by 100.)

            (g) Notwithstanding anything to the contrary contained herein, in the event that any accounts receivable which are included in the Estimated Closing Adjusted Net Working Capital as of the Closing Date have not been collected in full within sixty (60) days of the invoice date as of the date that the actual Closing Adjusted Net Working Capital is determined pursuant to clause
(f) of this Section 1.2, the uncollected amount of such accounts receivable shall be deducted from the actual Closing Adjusted Net Working Capital for all purposes herein. Any such uncollected accounts receivable shall be assigned, without recourse, by the Buyer to the Shareholder Representative for the benefit of all the Sellers.

            (h) To the extent that the actual amount of the Closing Adjusted Net Working Capital (determined in accordance with the procedure set forth in clause
(f) of this Section 1.2) is greater than the Estimated Closing Adjusted Net Working Capital, the Buyer shall issue to each of the Sellers selling Shares within five (5) business day of the date of such determination such Seller's percentage interest (as set forth on Exhibit A annexed hereto) in the number of CCSI Shares determined by dividing the amount of such excess by the Price Per Share. To the extent that the Estimated Closing Adjusted Net Working Capital is greater than the actual amount of the Closing Adjusted Net Working Capital (determined in accordance with the procedure set forth in clause (f) of this Section 1.2), each of the Sellers selling Shares shall surrender and deliver to the Buyer for cancellation within five (5) business day of the date of such determination a number of CCSI Shares equal to such Seller's percentage interest (as set forth on Exhibit A annexed hereto) in the number of CCSI Shares determined by dividing the amount of such excess by the Price Per Share.

            1.3. Escrow of CCSI Shares. As collateral security for the indemnification obligations of the Sellers to the Buyer pursuant to Section 8.1, on the Closing Date each Seller shall deliver a portion of shares of Common Stock issued to him, her or it at the Closing equal to five percent (5%) of the aggregate amount of shares of Common Stock so received with Fish & Neave, as escrow agent (the "Escrow Agent"), to be held and administered in accordance with the terms and provisions of the Escrow Agreement, to be dated as of the Closing Date, by and among the Sellers, the Buyers and the Escrow Agent substantially in the form of Exhibit C annexed hereto.

            1.4 Shareholder Representative. The Sellers shall be represented hereunder by Brian T. Fitzpatrick (the "Shareholder Representative") with respect to all matters arising under this Agreement. The Shareholder Representative has the power and authority on the Sellers' behalf to negotiate, determine and agree upon any adjustment pursuant to Section 1.2 hereof and to take all steps deemed necessary, advisable or desirable by him in connection with any dispute that may arise under this Agreement and to otherwise take on the Sellers' behalf any and all actions, make on their behalf such determinations and elections and do on their behalf any and all things necessary, proper, required, contemplated or deemed advisable or desirable by him in his discretion, including the execution and delivery of any documents and generally act for each of them and in their names with respect to this Agreement or with respect to any matter or issue arising hereunder as fully as each of them could if he, she or it were then present and acting. All decisions by the Shareholder Representative shall be binding upon all Sellers. The Shareholder Representative shall not be liable to any of the Sellers for any error of judgment, act done in good faith, or mistake of fact or law unless caused by his own gross negligence or willful misconduct and shall be entitled to treat as genuine any letter or other document furnished to him by the Buyer or any Seller and believed by him to be genuine and to have been signed and presented by the proper party or parties.


                                   ARTICLE II

                                   THE CLOSING

            2.1. Time and Place of Closing. Upon the terms and subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036-6710, at 10:00 A.M. (local time) on such date as the Buyer and the Shareholder Representative may agree, but in any event within three (3) business days following the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived; or at such other place or time or both as the Buyer and the Majority Sellers may agree. The date on which the Closing actually occurs and the transactions contemplated hereby become effective is hereinafter referred to as the "Closing Date."

            2.2. Deliveries by the Sellers. At the Closing, each Seller will deliver or cause to be delivered to the Buyer:

                  (a) The certificate(s) for the Shares to be sold by such Seller hereunder, duly endorsed for transfer in favor of the Buyer or accompanied by a duly executed stock power with respect to such certificate(s) in favor of the Buyer;

                  (b) the promissory notes representing the Notes or the Gaffney Note, as the case may be, held by such Seller, duly endorsed for transfer in favor of the Buyer or accompanied by a duly executed assignment with respect to such Note in favor of the Buyer;

                  (c) an option agreement in the form of Exhibit D annexed hereto in favor of the Buyer with respect to the Option Shares held by such Seller;

                  (d) the resignations of such Seller as an officer and/or director of Gordon Labs and the Subsidiary;

                  (e) the stock books, stock ledgers, minute books and corporate seal of Gordon Labs; and

                  (f) all other documents, instruments and writings required to be delivered by such Seller at or prior to the Closing Date pursuant to this Agreement or otherwise in connection herewith.

            2.3. Deliveries by the Buyer. At the Closing, the Buyer shall:

                  (a) Issue to each Seller certificates for the number of CCSI Shares which such Seller is entitled to receive on the Closing Date pursuant to the provisions of clause (a) of Section 1.2 duly registered in the name of such Seller;

                  (b) Pay to each Seller who is the holder of a Note (other than the Gaffney Note) the Note Purchase Price payable to such Seller as set forth on Exhibit A annexed hereto by wire transfer of immediately available funds to an account designated in writing for such purpose by such Seller to the Buyer at least two (2) business days prior to the Closing Date;

                  (c) Issue to the Seller who is the holder of the Gaffney Note the number of shares of Common Stock which such Seller is entitled to receive on the Closing Date pursuant to the provisions of clause (b) of Section 1.2 duly registered in the name of such Seller; and


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
                  (d) all other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise in connection herewith.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

            Except as set forth in the schedules being delivered by the Sellers to the Buyer simultaneously with the execution and delivery hereof (collectively, the "Schedules," and individually, a "Schedule"), each Seller hereby represents and warrants to the Buyer solely with respect to himself, herself or itself in the case of the representations and warranties set forth in Sections 3.2, 3.4, 3.25, 3.26 and 3.27 and the Sellers hereby jointly and severally represent and warrant to the Buyer with respect to all other representations and warranties set forth in this Article III as follows:

            3.1. Organization. Gordon Labs is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Gordon Labs is duly qualified to do business as a foreign corporation and in good standing in each of the States identified on Schedule 3.1, which States constitute all of the jurisdictions where Gordon Labs is required to be so qualified, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). H.B. Gordon Manufacturing Co., Inc.,d/b/a Gordon Laboratories, Inc., a wholly-owned subsidiary of Gordon Labs (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Subsidiary is duly qualified to do business as a foreign corporation and in good standing in each of the States identified on Schedule 3.1, which States constitute all of the jurisdictions where the Subsidiary is required to be so qualified, except where the failure to be so qualified and in good standing would not, individually or in the aggregate have a Material Adverse Effect. The Shareholder Representative has delivered to the Buyer true, correct and complete copies of the Certificate of Incorporation and By-laws of Gordon Labs and the Subsidiary. As used herein, "Material Adverse Effect" shall mean any state or states of fact, condition or conditions, event or events, circumstance or circumstances, change or changes, or effect or effects that individually or in the aggregate (including, without limitation, an aggregate combination of one or more of the foregoing whether or not related to each other or involving or affecting the same or different representations, warranties and/or covenants) are materially adverse to the business, assets, prospects, condition (financial or otherwise) or results of operations of Gordon Labs or the Subsidiary.

            3.2. Ownership of the Shares, the Notes and the Option Shares and Authority Relative to this Agreement. Such Seller is the beneficial and record owner of the Shares, the Notes and the Option Shares set forth opposite such Seller's name on Exhibit A, free and clear of all liens, charges,


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
encumbrances or restrictions on transfer (collectively, "Liens") other than the Liens created by the Gordon Acquisition Corp. Shareholders Agreement, dated April 18, 1996 (the "Stockholders Agreement"). The delivery of the certificate(s) representing the Shares and the Notes owned by such Seller pursuant to the provisions of this Agreement will transfer to the Buyer good title to such Shares and the Notes, free and clear of all Liens. Such Seller has full power and authority to execute and deliver this Agreement and each other agreement, document and instrument to be executed or delivered by such Seller contemplated by this Agreement (the "Seller Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement or the Seller Documents by such Seller and the consummation of the transactions contemplated hereby and thereby by such Seller have been duly and validly authorized by all necessary action on the part of such Seller and no other proceedings on the part of such Seller are necessary to authorize this Agreement and the Seller Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and when executed at Closing the Seller Documents will be, duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by the Buyer, this Agreement constitutes, and the Seller Documents will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

            3.3 Capitalization and Subsidiaries. The authorized capital stock of Gordon Labs consists of 65,001 shares of preferred stock, par value $.001 per share, of which 65,000 shares are issued and outstanding on the date hereof and 1,000,000 shares of common stock, par value $.001 per share, of which 35,000 shares are issued and outstanding on the date hereof. All of the outstanding shares of capital stock of Gordon Labs are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, transfer or redemption by Gordon Labs of any shares of its capital stock. The authorized capital stock of the Subsidiary consists of 2,500 shares of common stock, par value $10.00 per share, of which 76 shares are issued and outstanding on the date hereof and registered in the name of Gordon Labs. All of the outstanding shares of capital stock of the Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There is no subscription, option, warrant, call, rights, agreement or commitment relating to the issuance, sale, delivery, transfer or redemption by the Subsidiary of any shares of its capital stock. Except for the Subsidiary, Gordon Labs has no subsidiary nor any interest, direct or indirect, nor has any commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except for the Subsidiary, the business of Gordon Labs has not been conducted through any direct or indirect subsidiary.

            3.4 Consents and Approvals; No Violation. There is no requirement applicable to such Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by such Seller of the transactions contemplated by this Agreement and the Seller Documents. Except as set forth in Schedule 3.4, neither the execution and delivery of this Agreement and the Seller Documents by such Seller nor the consummation by such Seller of the transactions contemplated hereby and thereby nor compliance by such Seller with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Gordon Labs or the Subsidiary, (ii) result in a breach of or default, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other similar material instrument or obligation to which Gordon Labs or the Subsidiary is a party or by which any of its or their properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, judgment, writ, injunction, decree, or any material statute, rule or regulation applicable to such Seller or Gordon Labs or the Subsidiary or any of its or their respective properties or assets.

            3.5. Financial Statements and Books and Records. Attached as
Schedule 3.5 are true, correct and complete copies of (i) the audited consolidated statements of income of Gordon Labs and the Subsidiary for the years ended May 31, 1998 and 1999, (ii) the unaudited consolidated statement of income of Gordon Labs and the Subsidiary for the nine-month period ended February 29, 2000 (the "February 29, 2000 Income Statement"), (iii) the audited consolidated balance sheets of Gordon Labs and the Subsidiary as of May 31, 1998 and 1999 and (iv) the unaudited consolidated balance sheet of Gordon Labs and the Subsidiary as of February 29, 2000 (the "February 29, 2000 Balance Sheet" and, together with the February 29, 2000 Income Statement, the "February 29, 2000 Financial Statements" and all such financial information referenced in clauses (i) through (iv) above collectively, the "Financial Statements"). The Financial Statements fairly present in all material respects the consolidated financial position of Gordon Labs and the Subsidiary and the consolidated results of operations of Gordon Labs and the Subsidiary for the periods covered thereby and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and except in the case of the February 29, 2000 Financial Statements for the absence of footnotes and for normal year-end adjustments the effect of which, in the aggregate, will not be material. The Financial Statements do not contain any items of nonrecurring income except as expressly specified therein and include all adjustments (except for normal year-end adjustments), necessary for such fair presentation.

            3.6. Absence of Certain Changes or Events. Except as set forth in
Schedule 3.6 since February 29, 2000 neither Gordon Labs nor the Subsidiary has
(a) suffered any damage, destruction or casualty loss to its physical properties which could have a Material Adverse Effect; (b) incurred or discharged any obligation or liability or entered into any other transaction except for transactions in the ordinary course of business; (c) suffered any change in its business, financial condition or in its relationship with its suppliers, customers, distributors, lessors, licensors, licensees or other third parties other than changes which individually or in the aggregate could not have a Material Adverse Effect; (d) increased the rate or terms of compensation or benefits payable to or to become payable by it to its directors, officers or employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or employees except in each case increases occurring in the ordinary course of business in accordance with its customary practice constituting normal periodic performance reviews and related compensation and benefits increases; (e) incurred any indebtedness for borrowed money; (f) forgiven or canceled any indebtedness owing to it or waived any claims or rights of material value; (g) sold, leased, licensed or otherwise disposed of any of its assets other than (i) sales of inventory and (ii) sales of obsolete and unused tangible personal property, in each case in the ordinary course of business; (h) suffered any Material Adverse Effect; or (i) committed pursuant to a legally binding agreement to do any of the things set forth in clause (b) and clauses (d) through (g) above.

            3.7. Title to Assets. Each of Gordon Labs and the Subsidiary has good title to all of the assets, properties and rights which it owns or purports to own (except for sales of inventory and obsolete and unused tangible personal property in the ordinary course of business since the date of the February 29, 2000 Balance Sheet), free and clear of all Liens, except Permitted Liens (as defined in Section 9.8). Each of Gordon Labs and the Subsidiary has a valid leasehold interest or, except as set forth in Schedule 3.7 hereto, a royalty-free license to all of the assets, properties and rights which it leases or licenses or purports to lease or license.

            3.8. Certain Contracts. Except as set forth in Schedule 3.8 and for normal customary orders for the purchase of supplies or services entered into in the ordinary and customary course of business on standard terms and conditions, there are no agreements, contracts or commitments of Gordon Labs or the Subsidiary (i) involving the employment or retention of any employee or consultant, (ii) involving an obligation of more than $10,000 on the part of Gordon Labs or the Subsidiary, (iii) involving any indebtedness for borrowed money, (iv) involving any union or collective bargaining agreements applicable to employees of Gordon Labs or the Subsidiary or (v) involving distributor agreements and supply agreements affecting Gordon Labs or the Subsidiary which are not terminable without penalty by Gordon Labs or the Subsidiary at will (collectively, the "Material Contracts"). There is not, under any of the Material Contracts, any material existing default or event of default which, with or without due notice or lapse of time or both, would constitute a material default or event of default on the part of Gordon Labs or the Subsidiary. Each Material Contract is a valid and binding obligation of Gordon Labs or the Subsidiary, as the case may be, and to the knowledge of the Management Sellers the other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity, and is in full force and effect.

            3.9. Legal Proceedings, etc. There are no actions, suits, proceedings or any legal, administrative, arbitration or other proceedings or governmental investigations pending or threatened in writing against Gordon Labs or the Subsidiary or which seek to question, delay or prevent the consummation of or would potentially impair the ability of the Sellers to consummate the transaction contemplated hereby. There is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality with respect to or affecting Gordon Labs or the Subsidiary.

            3.10. Employee Benefit Plans. The Sellers have made available to the Buyer each written employee welfare or other benefit plan or policy (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA"), maintained by Gordon Labs or the Subsidiary (collectively, the "Gordon Labs Benefit Plans"), each of which is identified on Schedule 3.10. The sale of the Shares and the Notes under this Agreement will not result in Gordon Labs or the Subsidiary incurring or suffering any liability as a result thereof under any Gordon Labs Benefits Plan. Except as indicated in Schedule 3.10, there are no unfunded accrued benefits under any of the Gordon Labs Benefit Plans and no amounts are or will be required to be contributed by Gordon Labs or the Subsidiary in respect of any plan year under any such Gordon Labs Benefit Plan. Except as indicated in Schedule 3.10, no present or former employee of Gordon Labs or the Subsidiary is currently claiming in writing to Gordon Labs or the Subsidiary or is entitled to any health care related benefits mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any of the rules or regulations thereunder.

            3.11. Taxes. Except as set forth on Schedule 3.11, all taxes, fees, assessments and charges, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Gordon Labs on or prior to the date hereof, or for which Gordon Labs or the Subsidiary may be liable on or prior to the date hereof (including any for which Gordon Labs or the Subsidiary may be liable by reason of its being a member of an affiliated, consolidated or combined group with any other company at any time on or prior to the Closing Date), and all interest and penalties thereon (collectively, "Taxes" or "Tax"), have been paid in full, or, if not due on or prior to the date hereof but due on or prior to the Closing Date, will be timely paid in full when due, all Tax returns required to be filed in connection therewith have been, or will be timely and accurately prepared in all material respects and filed, and all deposits required by law to be made by Gordon Labs or the Subsidiary with respect to its employees and other withholding Taxes due on or prior to the date hereof have been duly made or, if not due on or prior to the date hereof but due on or prior to the Closing Date, will be timely and duly made. No deficiency for any Tax or claim for additional Taxes relating to or affecting in any manner Gordon Labs or the Subsidiary has been proposed, asserted or assessed against Gordon Labs or the Subsidiary in writing by the applicable taxing authority.

            3.12.  Intellectual Property.

                  (a) Schedule 3.12(a) sets forth a list of all of the patents, patent applications, patent licenses, trademark licenses, software licenses and know-how licenses, trade names, trademarks, trademark applications and registrations, URLs, domain names, website names, copyrights, service marks, service mark registrations and applications and copyright registrations and applications currently used by Gordon Labs or the Subsidiary (the "Intellectual Property").

                  (b) Except as set forth on Schedule 3.12(b), Gordon Labs or the Subsidiary owns the Intellectual Property, free and clear of all Liens (other than Permitted Liens), or has a valid royalty-free right to use the Intellectual Property in all media. Except as set forth in Schedule 3.12(b), (i) no Intellectual Property nor Gordon Lab's or the Subsidiary's use thereof infringes on the rights owned or held by any other person and (ii) there is no claim or litigation pending or threatened in writing against Gordon Labs or the Subsidiary asserting infringement or violation by Gordon Labs or the Subsidiary of the intellectual property rights of any other person or contesting the right of Gordon Labs or the Subsidiary to sell or the right of Gordon Labs or the Subsidiary to use any of the Intellectual Property.

            3.13. Compliance with Law; Licenses. Except as set forth in Schedule
3.13 and except with respect to laws, rules and regulations relating to environmental matters which are addressed in Section 3.20, each of Gordon Labs and the Subsidiary is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, any applicable laws, rules, regulations, ordinances, codes, orders, judgments or decrees as to hiring, employment, health and/or safety matters, with respect to its respective business except where the failure to so comply would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, each of Gordon Labs and the Subsidiary has all of the licenses, permits and other governmental authorizations required for the operation of its business as conducted as of the date of this Agreement (the "Licenses"), each of which is identified on Schedule 3.13.

            3.14 Employees. Schedule 3.14 is a true and complete list of the name of each individual who is employed or retained or compensated as an independent contractor or consultant (either directly or indirectly) by Gordon Labs or the Subsidiary on the date hereof along with his or her current job title, compensation and any employee benefits enjoyed by such individual which are not generally available to employees of Gordon Labs or the Subsidiary.

            3.15 Accounts Receivable. Schedule 3.15 contains a true and complete list and aging of the accounts receivable of Gordon Labs or the Subsidiary as of the date set forth thereon. All of such accounts receivable represent actual indebtedness incurred by the applicable customer or debtor, have arisen in the ordinary course of business, are not subject to offset or any prior assignment, claim or Lien whatsoever.

            3.16 Insurance. All of the material assets and properties of Gordon Labs and the Subsidiary are insured for its benefit and will be so insured through the Closing Date, in amounts and against risks consistent with levels and types commonly used in the industry in which Gordon Labs and the Subsidiary operate. Schedule 3.16 contains a true and complete list of all policies providing such insurance.

            3.17. Undisclosed Liabilities. Except as set forth in Schedule 3.17, neither Gordon Labs nor the Subsidiary has any liability or obligation of any kind or nature (fixed or contingent) that is required to be reflected on a balance sheet in accordance with generally accepted accounting principles which is not reflected, reserved against or disclosed in the February 29, 2000 Financial

Statements or expressly disclosed elsewhere in the Schedules, except for liabilities incurred since February 29, 2000 in the ordinary and customary course of business and liabilities under this Agreement or under contracts disclosed in the Schedules.

            3.18. Adequacy of Assets. Except as set forth in Schedule 3.18, the assets used, leased or licensed by Gordon Labs and the Subsidiary in the conduct of its business are in all material respects in good operating condition and repair (ordinary wear and tear excepted) and include all assets, properties and rights which are necessary for the conduct of the business of Gordon Labs and the Subsidiary as currently conducted.

            3.19 Year 2000. The assets of Gordon Labs and the Subsidiary, including, without limitation, all computer software, hardware, firmware, business processed and business systems, process controls and equipment containing date-sensitive chips, processes or systems are Year 2000 compliant so that they are able to recognize, process, interface with, exchange or receive date-related data for the dates within and between the 20th and 21st centuries, except where the failure to be so compliant would not have a Material Adverse Effect.

            3.20 Environmental Compliance. Except as set forth on Schedule 3.20, each of Gordon Labs and the Subsidiary has no material liability under and is in material compliance with all applicable Environmental Laws (as defined below). Except as set forth on Schedule 3.20, neither Gordon Labs nor the Subsidiary has received any communications (written or oral), whether from a governmental authority, citizens group, employee or otherwise that alleges that Gordon Labs or the Subsidiary is not in such material compliance. As used herein "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).

            3.21. Books and Records. The books of account, minute books, stock record books and other records of each of Gordon Labs and the Subsidiary are true, correct and complete in all material respects and have been maintained in accordance with sound business practices.

            3.22. Product Warranty and Product Liability. Except as set forth on
Schedule 3.22, neither Gordon Labs nor the Subsidiary provides warranty coverage with respect to any of its products or services and there are no product liability claims pending or threatened in writing against Gordon Labs or the Subsidiary.

            3.23. Suppliers and Customers. Schedule 3.23 sets forth a true and correct list of the ten largest suppliers of goods and services to each of Gordon Labs and the Subsidiary (by dollar volume) for the nine months ended February 29, 2000 and the ten largest purchasers of goods and services from each of Gordon Labs and the Subsidiary for the nine months ended February 29, 2000. Except as set forth on Schedule 3.23, since February 29, 2000 none of the suppliers or customers listed on Schedule 3.23 has terminated its relationship with Gordon Labs or the Subsidiary or threatened in writing to do so or to change its relationship with Gordon Labs or the Subsidiary in a manner which could have a Material Adverse Effect.

            3.24 Absence of Territorial Restrictions. Neither Gordon Labs nor the Subsidiary is a party to any contract or other agreement which restricts in any way its ability to conduct business in any geographic territory.

            3.25 Accredited Investor Status. Such Seller is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act (as defined below).

            3.26 Private Placement. Such Seller is acquiring the shares of Common Stock to be issued to it hereunder for investment purposes only for his, her or its own account and not with a view to the sale or distribution of any part thereof except as otherwise permitted by law or as contemplated by Section
5.10 below. Such Seller understands that such Shares of Common Stock will bear the legend set forth in Section 5.11 and may not be sold, transferred or otherwise disposed of without registration under the Securities Act (as defined below) or the availability of an exemption therefrom.

            3.27. Information About the Buyer. Such Seller has received and reviewed all information he, she or it considered necessary or appropriate for the purpose of deciding whether to purchase the shares of Common Stock to be issued to him, her or it hereunder. Such Seller has had an opportunity to ask questions of and receive answers from the Buyer and its representatives regarding the terms and conditions of the purchase of the shares of Common Stock contemplated hereby and regarding the business, financial affairs and other aspects of the Buyer and has further had the opportunity to obtain all information which such Seller deemed necessary to evaluate his, her or its investment in the shares of Common Stock contemplated hereby and to verify the accuracy of the information regarding the Buyer otherwise provided to him, her or it in connection with such investment.

            3.28 No Implied Representations. Notwithstanding anything to the contrary herein, (i) it is the explicit intent of each party hereto that the Sellers have not made and are not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including, but not limited to, any implied warranty or representation as to the future business, results of operations, financial condition or prospects of the Company or as to the values, condition, merchantability or suitability of any of the properties or assets of the Company and (ii) it is understood and agreed that any cost estimates, projections or other predictions contained or referred to in the Schedules or in the information provided by any party to any other party (or their affiliates, agents, employees or representatives) are not and shall not be deemed to be representations or warranties of such party or any of their affiliates, agents, employees or representatives.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            Except as set forth in the schedules being delivered by the Buyer to the Sellers, simultaneously with the execution and delivery hereof the Buyer represents and warrants to the Sellers as follows:

            4.1. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not individually or in the aggregate have a material adverse effect on the business, operations, prospects or financial condition of the Buyer.

            4.2. Authority Relative to this Agreement. The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby by the Buyer have been duly and validly authorized by all necessary action on the part of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the Sellers, this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

            4.3. Consents and Approvals; No Violation. There is no requirement applicable to the Buyer to make any filings with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by the Buyer of the transactions contemplated by this Agreement other than the filings with the Securities and Exchange Commission (the "SEC") contemplated by Section 5.10. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of the Buyer,
(ii) result in a breach of or default, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other similar material instrument or obligation to which the Buyer is a party or by which any of the Buyer's properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or (iii) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of the Buyer's properties or assets.

            4.4. Reports and Financial Statements. The Buyer has previously furnished the Sellers with true, correct and complete copies, as amended or supplemental, of its Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999, as filed with the SEC (collectively, the "Buyer Commission Filings"). The Buyer Commission filings, as of their respective dates (as amended or supplemented), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Buyer included in the Buyer Commission Filings comply as to form in all material respects with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Buyer as at the dates thereof and the results of its operations and its cash flows for the periods then ended. Buyer has timely filed all forms, reports and documents required to be filed by it subsequent to March 31, 1999 with the Securities and Exchange Commission (the "Securities Reports"). None of the Securities Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Securities Report was prepared in accordance with the requirements of applicable law.

            4.5. Absence of Certain Changes or Events. Except as set forth on
Schedule 4.5, since December 31, 1999 the Buyer has not (a) suffered any damage, destruction or casualty loss to its physical properties which could have a material adverse effect on its business, assets, prospects, condition (financial or otherwise) or results of operations; (b) incurred or discharged any obligation or liability or entered into any other transaction except for transactions in the ordinary course of business; or (c) suffered any change in its business, financial condition or in its relationship with its suppliers, customers or other third parties other than changes which individually or in the aggregate could not have a material adverse effect on its business, assets, prospects, condition (financial or otherwise) or results of operations.

            4.6 Investment Intention. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Shares. The Buyer confirms that the Sellers have made available to the Buyer the opportunity to ask questions of the officers and management of Gordon Labs and the Subsidiary and to acquire additional information about the business, assets and financial condition of Gordon Labs and the Subsidiary. The Buyer is acquiring the Shares for investment only, and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling any of the Shares. The Buyer understands that the transactions contemplated hereby have not been, and will not be, the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under applicable states securities law, by reason of a specific exemption from the registration provisions of the Securities Act and the qualification provisions of the applicable state securities laws. The Buyer understands that none of the Shares may be resold unless such resale is registered under the Securities Act and qualified under applicable state securities laws, or an exemption from such registration and qualification is available.


                                    ARTICLE V

                            COVENANTS OF THE PARTIES

            5.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Sellers will cause each of Gordon Labs and the Subsidiary to conduct its business solely according to its ordinary and usual course of business and consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise contemplated by this Agreement or disclosed on Schedule 5.1, prior to the Closing Date, without the prior written consent of the Buyer, the Sellers will not permit Gordon Labs or the Subsidiary to:

                  (a) (i) increase in any manner the compensation of any of the directors, officers or other employees of its business, except such increases as are granted in the ordinary course of business in accordance with its customary practices; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment) with or for the benefit of any person, or, to amend any of such plans or any of such agreements in existence on the date hereof;

                  (b) sell, transfer, mortgage, or otherwise dispose of, or agree to sell, transfer, or otherwise dispose of, any properties or assets of its business, real, personal or mixed except for sales of inventory in the ordinary course of business;

                  (c) permit any of the current insurance (or reinsurance) policies of its business to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

                  (d) enter into any agreement, commitment or contract with respect to its business, except those made in the ordinary course of business which if entered into prior to the date hereof would not have been required to be disclosed pursuant to Section 3.8;

                  (e) fail to maintain its assets and properties in good repair and condition, reasonable ordinary wear and tear excepted;

                  (f) issue any additional shares of its capital stock or any options, warrants or other securities which are exercisable, convertible or exchangeable for shares of its capital stock except pursuant to currently existing contracts listed on Schedule 5.1(f) annexed hereto; or

                  (g) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in clauses (b), (d), (e), (f), (g) or (i) of Section 3.6, which would have been inconsistent with the representations and warranties set forth in Section 3.6 had the same occurred after February 29, 2000 and prior to the date hereof.

            5.2 Changes In Information. During the period from the date of this Agreement to the Closing Date, the Sellers shall give the Buyer prompt written notice of any change in, or any of the information contained in, the representations and warranties of the Sellers made in this Agreement or of any event or circumstance which, if it had occurred on or prior to the date hereof, would cause any of the representations and warranties of the Sellers made in this Agreement which are not by their express terms qualified by materiality not to be true and correct in all material respects or would cause any of the representations and warranties of the Sellers made in this Agreement which are by their express terms qualified by materiality not to be true and correct in all respects. It is understood and agreed that upon receipt of any such updated disclosure the Buyer shall retain the right to terminate the Agreement pursuant to the provisions of Section 7.1(c); provided, however, that if the Buyer does not so elect to terminate the Agreement and proceeds with the Closing, it shall be deemed to have waived any claim it may have against the Sellers for breach of any representations and warranties of the Sellers contained in this Agreement arising as a result of the facts disclosed in such updated disclosure.

            5.3. Access to Information. Between the date of this Agreement and the Closing Date, the Sellers will (i) give the Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of Gordon Labs and the Subsidiary, (ii) permit the Buyer to make such inspections thereof, during regular business hours, as the Buyer may reasonably request and (iii) cause its officers to furnish the Buyer with such financial and operating data and other information with respect to the business of Gordon Labs and the Subsidiary as the Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Gordon Labs and the Subsidiary.

            5.4. Expenses. Except as otherwise specifically provided in this Agreement (including without limitation Section 9.12), whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby will be paid by the Buyer and all costs and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby will be paid by the Sellers.

            5.5. Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use his, her or its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The parties hereto acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

            5.6. Public Announcements. Prior to the Closing Date, none of Gordon Labs, the Subsidiary, the Sellers or the Buyer shall issue any press release or otherwise make any public disclosure with respect to the terms of this Agreement and the transactions contemplated hereby without the prior approval of all of the parties hereto, except as may be required in the opinion of the Buyer's counsel by applicable securities law in the case of the Buyer. If the Buyer and its counsel determine that a press release or other public disclosure by the Buyer is required by applicable securities law prior to the Closing with respect to the terms of this Agreement and the transactions contemplated hereby, the Buyer shall use commercially reasonable efforts to provide the Shareholder Representative with prior notice of and an opportunity to comment upon the text of any such press release or other public disclosure.

            5.7. Further Assurances. From time to time, without further consideration, each of the Sellers will, at the expense of Buyer, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order more effectively to consummate the transactions contemplated hereby. From time to time, without further consideration, the Buyer will, at the expense of the requesting Seller, execute and deliver such documents as such Seller may reasonably request in order more effectively to consummate the transactions contemplated hereby.

            5.8. Brokers. The Sellers jointly and severally represent and warrant to the Buyer that except for Global Vantage Limited, no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees from the Sellers or Gordon Labs in connection with the transactions contemplated hereby. The Sellers will jointly and severally pay or discharge, and will jointly and severally indemnify and hold the Buyer and Gordon Labs harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred in connection with the transactions contemplated hereby by reason of any action taken by the Sellers. The Buyer represents and warrants to the Sellers that no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees from the Buyer in connection with the transactions contemplated hereby. The Buyer will pay or discharge, and will indemnify and hold the Sellers harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred in connection with the transactions contemplated hereby by reason of any action taken by the Buyer.

            5.9. No Shop. Prior to the Closing Date or earlier termination of this Agreement, none of the Sellers shall nor shall any Seller authorize or permit any of its affiliates or any investment banker, attorney, accountant or other representative retained by such Seller or any such affiliate to, solicit, encourage (including by way of furnishing information), entertain, respond to or take any other action to facilitate, any inquiries or the making of any proposal to merge or consolidate with

Gordon Labs or the Subsidiary or to otherwise acquire in any manner Gordon Labs or the Subsidiary, or any of its or their assets, other than in connection with the transactions contemplated by this Agreement.

            5.10 Securities Act Registration. The Buyer shall register the shares of Common Stock issuable to the Sellers pursuant to the terms of this Agreement under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the provisions of this Section 5.10.

                  (a) The Buyer shall register the shares of Common Stock issued to the Sellers on the Closing Date for resale by the Sellers pursuant to a registration statement on Form S-3 (the "Resale Registration Statement") and shall use its reasonable best efforts to have the Resale Registration Statement filed with the Securities Exchange Commission (the "SEC") on or prior to the fifth business day after the Buyer has received all financial information from Gordon Labs and the Subsidiary necessary for the Buyer to prepare the Resale Registration Statement.

                  (b) In connection with each registration of the shares of Common Stock under the Securities Act contemplated by this Section 5.10 the Buyer shall:

                        (i)  prepare and file with the SEC a Resale
Registration Statement with respect to such shares of Common Stock and use its commercially reasonable best efforts to cause such Resale Registration Statement to become effective as soon as practicable after such filing;

                        (ii) prepare and file with the SEC such amendments and supplements (including post-effective amendments and supplements) to any Resale Registration Statements covering such shares of Common Stock and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered thereby until the expiration of the earlier of the sale of all of the shares of Common Stock covered thereby or the expiration of three hundred and sixty (360) days after the effective date thereof, including without limitation, any such amendments necessary to register for resale by the Sellers any shares of Common Stock issued pursuant to Section 1.2(h);

                        (iii) in the case of a Resale Registration Statement furnish to the Sellers holding the shares of Common Stock registered thereunder such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request, in order to facilitate the public sale or other disposition of such shares of Common Stock;

                        (iv) notify each Seller holding shares of Common Stock registered thereunder if, at any time when a prospectus relating to the sale of such shares of Common Stock is required to be delivered under the Securities Act in connection with a registration effected by the Buyer, any event shall have occurred as a result of which the prospectus then in use with respect to such shares of Common Stock would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act, and prepare and furnish to each such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

                        (v) use its commercially reasonable best efforts to register or qualify the shares of Common Stock in connection with a registration effected by the Buyer under such other securities or blue sky laws of such jurisdictions as such holder shall reasonably request, to keep such registrations and qualifications in effect for so long as the registration statement relating to such shares of Common Stock remains in effect, and to do any and all other acts and things which may be necessary or desirable to enable each Seller to consummate the public sale or other disposition in each such jurisdiction of such Seller's shares of Common Stock registered thereby; provided, however, that the Buyer will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b)(v) or (B) consent to general service of process in any such jurisdiction;

                        (vi) keep the Sellers holding the shares of Common Stock registered thereunder informed of the Buyer's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and promptly notify such holders of the following: (A) when such registration statement or any post-effective amendment or supplement thereto becomes effective or is approved, (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such registration statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose, and (C) of the suspension of the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction;

                        (vii) cooperate with each Seller and give such Seller and his, her or its counsel and accountants such access to its books and records and such opportunities to discuss the business of the Buyer with its officers and independent public accountants as shall be necessary to enable such Seller to conduct a reasonable investigation within the meaning of the Securities Act; and

                        (viii) pay all costs and expenses incident to the performance and compliance by the Buyer with the provisions of this Section 5.10, including without limitation, (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for the Buyer, including, without limitation, the entire expense of any special audits required by the rules and regulations of the SEC,
(D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys) and (E) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; expressly excluding, however, commissions relating to the shares of Common Stock sold and the fees and expenses of counsel to such holders.

            (c) (i) The Buyer will indemnify and hold harmless each Seller and each person, if any, who Controls (as defined below) such Seller from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Seller's shares of Common Stock were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made, except to the extent that such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished to the Buyer in writing by such Seller expressly for use therein. As used herein, a person "Controls" another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise.

                        (ii) It shall be a condition to the obligation of the Buyer to effect a registration of shares of Common Stock under the Securities Act pursuant hereto that each Seller indemnify and hold harmless the Buyer and each person, if any, who Controls the Buyer to the same extent as the indemnity from the Buyer in the foregoing paragraph, but only with reference to information included in reliance upon and in conformity with information furnished to the Buyer in writing by such Seller expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto;

                        (iii) In case any claim shall be made or any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this paragraph (c), such indemnified party shall promptly notify the indemnifying party in writing of the same; provided, however, that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this paragraph (c). The indemnifying party, upon request of the indemnified party or parties, shall retain one counsel reasonably satisfactory to the indemnified party or parties to represent the indemnified party or parties in such proceeding and shall pay the reasonable fees and disbursements of such counsel. In any such claim or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party or parties shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party or parties shall have mutually agreed to the retention of such counsel or (C) representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate in the opinion of counsel to such indemnified party due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding; provided that the Buyer shall not be liable for the fees and disbursements of more than one counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Prior to the effective date of the Resale Registration Statement, each of the Sellers set forth on Exhibit B annexed hereto shall have entered into a lock-up agreement with the Buyer with respect to the CCSI Shares listed on and for the time periods set forth on Exhibit B next to such Seller's name in form and content acceptable to the Buyer.

            5.11. Restrictive Legend. Each Seller acknowledges and agrees that each certificate representing the shares of Common Stock will (unless the securities evidenced by such certificate shall have been registered under the Securities Act or resold in a transaction which complies with the provisions of Rule 144 promulgated by the SEC) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any additional legend required under applicable state securities laws):

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "SECURITIES LAWS") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS."

            5.12 Reports Under Exchange Act. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities act and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Buyer to the public without registration or pursuant to a registration on Form S-3, the Buyer agrees to (a) make and keep public information available, as that term is understood and defined in SEC Rule 144;
(b) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; and (c) furnish to any Seller forthwith upon request a written statement by the Buyer that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act and such other information as may be reasonably requested in availing any Seller of any rule or regulation of the SEC.

            5.13 Stockholder Waivers. Each Seller hereby waives any rights such Seller may have pursuant to the Stockholders Agreement and agrees that such agreement shall be deemed terminated and revoked immediately prior to the Closing, provided that if the Closing does not occur pursuant to this Agreement then such agreement shall continue in full force and effect.

            5.14 Guarantor Obligations. The Buyer agrees to use commercially reasonable efforts to assist Brian Fitzpatrick in his effort to be relieved from any liability he currently has as a personal guarantor of any indebtedness or other monetary obligations of Gordon Labs or the Subsidiary as set forth on
Schedule 5.14 annexed hereto. In the event that Brian Fitzpatrick is not so removed as a personal guarantor as of the Closing, the Buyer agrees to indemnify and hold him harmless from and against any liability arising pursuant to his personal guaranty of any such liabilities.

            5.15 Certain Tax Matters. The Sellers and the Buyer shall treat the acquisition of the Shares and the Option Shares pursuant to this Agreement as an acquisition of stock of Gordon Labs in exchange for stock of the Buyer pursuant to a "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state and local law, on the Sellers and Buyer's respective federal, state and local income tax returns and shall not take any action, or cause Gordon Labs to take any action, which reasonably could be anticipated to result in failure of such acquisition to be treated as such a reorganization other than any actions expressly contemplated by this Agreement. Without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld, the Buyer shall not amend any tax return of Gordon Labs filed before the Closing or waive or extend a statute of limitations with respect to the assessment of any taxes for which the Sellers may be required to indemnify the Buyer under this Agreement. Subject to compliance with applicable law, income tax returns of Gordon Labs for the taxable year or period or portion thereof ending the day before the Closing shall be prepared using the same tax accounting methods and in accordance with the same tax elections as were used or applied in the preparation of corresponding prior period returns.


                                   ARTICLE VI

                               CLOSING CONDITIONS

            6.1. Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) There shall be no effective injunction, writ, preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein may not be consummated.

                  (b) No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted (i) to restrain, prohibit or invalidate the transactions contemplated by this Agreement or (ii) which seeks material or substantial damages by reason of completion of such transaction.

                  (c) All corporate and other proceedings taken by the parties to this Agreement in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance with respect to all matters of law to counsel to each party.

            6.2. Conditions to the Obligations of the Sellers to Effect the Transactions Contemplated Hereby. The obligations of the Sellers to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived by the Sellers holding a majority of the Shares being purchased hereunder (collectively, the "Majority Sellers"):

                  (a) The Buyer shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Buyer set forth in this Agreement which are not by their express terms qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement) and the representations and warranties of the Buyer set forth in this Agreement which are by their express terms qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

                  (b) Each Seller shall have received a certificate to the effect of Section 6.2(a) signed by an authorized officer of the Buyer.

                  (c) Each Seller shall have received the deliveries referred to in Section 2.3.

                  (d) All Preferred Stock of Gordon Labs shall have been converted into Shares.

                  (e) All options, warrants and similar rights to acquire equity securities of Gordon Labs shall have been converted into Shares and terminated.

                  (f) All required consents and approvals of any governmental authority or third party required by Gordon Labs, the Subsidiary or any Seller shall have been obtained.

                  (g) The Buyer and Brian Fitzpatrick shall have entered into an Employment Agreement annexed hereto as Exhibit E.

            6.3. Conditions to the Obligations of the Buyer to Effect the Transactions Contemplated Hereby. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which may be waived by the Buyer:

                  (a) Each Seller shall have performed and complied with the agreements contained in this Agreement required to be performed and complied with by him, her or it at or prior to the Closing Date, the representations and warranties of each Seller set forth in this Agreement which are not by their express terms qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement) and the representations and warranties of each Seller set forth in this Agreement which are by their express terms qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except as otherwise contemplated by this Agreement).

                  (b) The Buyer shall have received a certificate to the effect of clause 6.3(a) signed by each Seller.

                  (c) The Buyer shall have received the deliveries referred to in Section 2.2.

                  (d) The Stockholders Agreement shall have been terminated.

                  (e) The Buyer and Brian Fitzpatrick shall have entered into an Employment Agreement annexed hereto as Exhibit E.

                  (f) All of the Sellers shall have tendered their Shares and Notes to the Buyer for purchase at the Closing.

                  (g) Boeing Finance Corporation shall have waived the existing events of default under its Loan Agreement with the Subsidiary and shall have waived the event of default caused by the change in control of Gordon Labs contemplated hereby, in each case pursuant to a written waiver instrument in form and content acceptable to Buyer.

                  (h) The Buyer shall have obtained third party financing in an amount sufficient to satisfy the cash payment obligations of the Buyer hereunder at the Closing and the other cash requirements of the Buyer on terms and conditions acceptable to Buyer.

                  (i) The Loan and Security Agreement, dated as of April 18, 1996, as amended, between Boeing Capital Corporation (formerly McDonnell Douglas Finance Corporation) and the Subsidiary shall have been amended as of the Closing Date in a manner acceptable to the Buyer.

                                   ARTICLE VII

                           TERMINATION AND ABANDONMENT

            7.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of the Majority Sellers and the Buyer;

                  (b) by the Majority Sellers or the Buyer at any time after May 15, 2000; provided, however, that no party hereto shall have the right to terminate this Agreement under this Section 7.1(b) if such party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

                  (c) by the Buyer, if there has been a material violation or breach by the Sellers of any covenant, representation or warranty of the Sellers contained in this Agreement which has resulted in the failure to satisfy any condition to the obligations of the Buyer to consummate the transactions contemplated hereby and if such violation or breach is one that is capable of being cured by the Sellers within a reasonable period of time, then such violation or breach shall not have been cured within a reasonable period of time following notice thereof from the Buyer or waived by the Buyer; or

                  (d) by the Majority Sellers, if there has been a material violation or breach by the Buyer of any covenant, representation or warranty of the Buyer contained in this Agreement which has resulted in the failure to satisfy any condition to the obligations of the Sellers to consummate the transactions contemplated hereby and if such violation or breach is one that is capable of being cured by the Buyer within a reasonable period of time, then such violation or breach shall not have been cured within a reasonable period of time following notice thereof from the Majority Sellers or waived by the Majority Sellers.

            7.2. Procedure and Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by the Buyer with respect to Gordon Labs and the Subsidiary (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of the Buyer to the detriment of the person furnishing such information and the Buyer will use its best efforts to prevent the disclosure thereof to third parties except as may be required by law, regulation or order;

                  (c) all information received by the Sellers with respect to the Buyer (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of any Seller or any of their affiliates to the detriment of the Buyer and each Seller shall use his, her or its best efforts to prevent the disclosure thereof to third parties, except as may be required by law, regulation or order; and

                  (d) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to the representations and warranties of such party in this Agreement or its covenants in this Agreement, except as stated in this Section 7.2 and in Sections 5.4, 5.8, 5.9 and 9.6; provided, however, that nothing in this Section 7.2 shall be deemed to release any party from any liability for breach by such party of any of its covenants set forth in this Agreement which occurs on or before the date of the termination of this Agreement.

            7.3 Termination Fee. In the event of termination of this Agreement pursuant to clause (b) of Section 7.1, the Buyer agrees to pay to Gordon Labs a termination fee in the aggregate amount of One Hundred Thousand Dollars ($100,000), which amount shall be offset against the indebtedness owed by Gordon Labs to the Buyer.


                                  ARTICLE VIII

                                 INDEMNIFICATION

            8.1 Indemnification by the Sellers. In addition to the indemnification contemplated by clause (c) of Section 5.10, each Seller hereby agrees to indemnify the Buyer and its officers, directors, employees and stockholders against, and agrees to defend and hold them harmless from, any loss, liability, claim, judgment, settlement, award, penalty, damage, cost or expense (including reasonable attorneys' fees and expenses) (a "Loss") for or on account of or arising from or in connection with or otherwise with respect to:

                  (a) any breach by such Seller of any of its representations or warranties contained in this Agreement (including the Schedules hereto) or any agreement, document or certificate delivered in connection herewith; or

                  (b) any breach by such Seller of any of his, her or its covenants or agreements contained in this Agreement;

provided, however, that each Seller shall only be liable to the Buyer for indemnification hereunder with respect to any breach by such Seller of his, her or its representations and warranties set forth in

Sections 3.2, 3.4, 3.25, 3.26 and 3.27 but all of the Sellers shall be jointly and severally liable to the Buyer for indemnification hereunder with respect to any breach by the Sellers of any of the other representations and warranties set forth in Article III of this Agreement or any breach of their covenants or agreements set forth in this Agreement; provided, further, that in the absence of fraud no Seller (other than the Management Sellers (as defined below)) shall be liable to the Buyer for indemnification hereunder for any amount in excess of the number of Shares deposited by such Seller with the Escrow Agent on the Closing Date pursuant to the provisions of the Escrow Agreement (it being agreed that the Buyer's sole remedy against the Sellers for indemnification hereunder shall be the Shares deposited with the Escrow Agent). As used herein, the term "Management Sellers" means Brian Fitzpatrick, Eric Erickson and Zia Mohseni. No Seller shall have any liability pursuant to clause (a) of this Section 8.1 unless the aggregate of all Losses for which such Seller would, but for this proviso, be liable, exceeds, on a cumulative basis, One Hundred Thousand Dollars ($100,000.00), in which case such Seller shall be liable for the amount of all Losses; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in the absence of fraud the aggregate cumulative liability of any Management Seller pursuant to clauses (a) and/or (b) of this
Section 8.1 shall not exceed the value of the shares of Common Stock issued to such Management Seller (based on the closing price of the Common Stock on Nasdaq on the day prior to payment), and provided further that the Buyer's sole remedy against the Management Sellers for indemnification hereunder shall be recovery of such shares.

            8.2 Indemnification by the Buyer. In addition to the indemnification contemplated by Section 5.10, the Buyer hereby agrees to indemnify the Sellers against, and agrees to defend and hold them harmless from, any Loss for or on account of or arising from or in connection with or otherwise with respect to:

                  (a) any breach by the Buyer of any of its representations or warranties contained in this Agreement (including the Schedules hereto) or any certificate delivered in connection herewith; or

                  (b) any breach by the Buyer of any of its covenants or agreements contained in this Agreement;

provided, however, that the Buyer shall not have any liability pursuant to clause (a) of this Section 8.2 unless the aggregate of all Losses for which the Buyer would, but for this proviso, be liable, exceeds, on a cumulative basis, One Hundred Thousand Dollars ($100,000.00), in which case the Buyer shall be liable for the amount of all Losses; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in the absence of fraud the aggregate cumulative liability of the Buyer pursuant to clauses (a) and/or
(b) of this Section 8.2 shall not exceed Two Hundred Thousand Dollars
($200,000).

            8.3. Procedure for Non-Third Party Claims. With respect to any claim for indemnification hereunder other than a Third Party Claim (as defined below), the party or parties receiving such claim shall have twenty (20) business days from receipt of written notice of such claim within which to respond. If the party receiving such claim does not respond within such twenty (20) business day period, the party receiving such claim shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If the party receiving such claim notifies the party making the claim within such twenty (20) business day period that it rejects such claim in whole or in part, the party making the claim shall be free to pursue such remedies as may be available to it under applicable law.

            8.4 Procedure For Third Party Claims. (a) In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Article VIII in respect of, arising out of or involving a claim made by any entity or person not a party hereto against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party or indemnifying parties promptly in writing of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party or parties actually shall have been prejudiced as a result of such failure (except that the indemnifying party or parties shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party or parties, within five (5) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an indemnified party, the indemnifying party or parties will be entitled to participate in the defense thereof and, if such indemnifying party chooses or such indemnifying parties choose, to assume the defense thereof at its or their own cost and expense with counsel selected by the indemnifying party or the indemnifying parties and reasonably satisfactory to the indemnified party. Should the indemnifying party or parties elect to assume the defense of a Third Party Claim, the indemnifying party or parties will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnified party shall have reasonably determined that there may be one or more defenses which are available to it which are different from or in addition to those available to the indemnifying party or parties. If the indemnifying party or parties assume such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party or parties, it being understood that the indemnifying party or parties shall control such defense unless the circumstances described in the immediately preceding sentence are present. The indemnifying party or parties shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party or parties has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above) unless it is finally determined pursuant to the provisions of Section 8.3 hereof that the indemnified party is not entitled to indemnification under this Article VIII. If the indemnifying party chooses or the indemnifying parties choose to defend a Third Party Claim, the parties hereto shall reasonably cooperate in the defense thereof. Such cooperation shall include, at the sole cost and expense of the indemnifying party or parties, the retention and (upon the indemnifying party's or parties' request) the provision to the indemnifying party or parties of records and information which are reasonably relevant to such Third Party Claim, and making employees, consultants and independent contractors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to provide testimony. If the indemnifying party or parties choose to defend any Third Party Claim, the indemnifying party or parties shall not agree to any settlement, compromise or discharge of such Third Party Claim without the prior written consent of the indemnified party, unless such settlement, compromise or discharge provides solely for monetary relief and the full and complete release of the indemnified party is the result thereof. Whether or not the indemnifying party or parties shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's or parties' prior written consent; provided, however, that if the indemnifying party or parties do not elect to control or defend a Third Party Claim, or after so electing do not actively contest and defend the same in good faith, the indemnified party shall be entitled to contest, defend and/or settle such Third Party Claim on such terms and with such counsel as the indemnified party deems appropriate, and at the cost and expense of the indemnifying party or parties unless it is finally determined pursuant to Section 8.3 hereof that the indemnified party is not entitled to indemnification.

            8.5 Limitations on Claims. Under no circumstances shall the indemnifying party or parties be liable for claims by the party seeking indemnification that as a consequence of the breach in question the party seeking indemnification has incurred consequential, punitive, special or exemplary damages.

            8.6 Net Recovery. The amount which a party hereto is or may be required to pay to any other party hereto pursuant to this Article VIII shall be reduced by any insurance proceeds actually recovered by or on behalf of the party claiming a right to indemnification in reduction of the related Loss. If the Buyer shall have received indemnification required by this Article VIII from the Sellers in respect of a Loss and shall subsequently receive insurance proceeds in respect of such Loss, then the Buyer shall promptly repay to the party or parties who have made the indemnification payments required by this
Article VIII a sum equal to the amount of such insurance proceeds actually received, net of costs and expenses (including taxes incurred) but not exceeding the amount paid in respect of such Losses.

            8.7 Exclusivity of Remedies. The remedies of any party hereto for breaches by another party of any representation, warranty, covenant or agreement hereunder, or otherwise arising out of any matter pertaining hereto, shall, in the absence of fraud, be limited to the right of indemnification provided in this Article VIII, and, in the absence of fraud, such right of indemnification shall be exclusive of any and all other rights or remedies which might be available to a party upon the occurrence of any such breach or with respect to such other matter whether such other right or remedy would otherwise be available at law or in equity.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            9.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Majority Sellers and the Buyer at any time prior to the Closing Date with respect to any of the terms contained herein.

            9.2. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

            9.3 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing and will expire, to the extent provided in the next sentence, on August 31, 2001, except for those representations and warranties contained in Sections 3.7, 3.10, 3.11 and 3.20, all of which shall remain in force until the expiration of the applicable statute of limitations. No party shall be entitled to assert any claims against the other for misrepresentations or breaches of representations and warranties under or pursuant to this Agreement (or for indemnification under Article VIII hereof for such misrepresentations or breaches of representations and warranties), unless the party asserting such claim shall notify the other of such claim with reasonable specificity and outlining the basis of alleged liability within the survival period of the applicable representation and warranty and in the event of such notice the party asserting such claim shall be entitled to pursue and seek recovery for all Losses relating thereto, subject to the limitations set forth in Article VIII.

            9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

      (a)   if to the Sellers, to the Shareholder Representative:

                  Brian T. Fitzpatrick
                  211 Wychwood Road
                  Westfield, New Jersey  07090
            with a copy to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  333 South Hope Street, 48th Floor
                  Los Angeles, California  90071-1448
                  Attn:  James M. Rene, Esq.

      (b)   if to the Buyer, to

                  Chromatics Color Sciences
                     International, Inc.
                  5 East 80th Street
                  New York, New York  10021
                  Attention:  Darby S. Macfarlane


            with a copy to

                  Patterson, Belknap, Webb & Tyler LLP
                  1133 Avenue of the Americas
                  New York, New York 10036-6710
                  Attention: Jeffrey E. LaGueux, Esq.

            9.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto and their respective successors and assigns any rights or remedies hereunder.

            9.6. Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

            9.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9.8. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Agreement, the term "Permitted Liens" shall mean and include (i) those exceptions to title to the properties and assets of the Seller listed in Schedule 9.8; (ii) statutory liens for current taxes or assessments not yet due or delinquent; (iii) mechanics', carriers', workers', repairers' and other similar statutory Liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller; and (iv) such other minor imperfections in title, charges, easements, restrictions, and encumbrances which do not materially detract from the value of or interfere with the present use of the properties subject thereto or affected thereby.

            9.9. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

            9.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            9.11. No Third Party Beneficiary. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy, or other benefit under or by reason of this Agreement or any documents executed in connection with this Agreement.

            9.12. Reimbursement. Upon the consummation of the Closing, the Buyer will provide up to $375,000 in cash to Gordon Labs to be used for the payment of brokerage fees, accrued but unpaid interest and closing costs incurred in connection with the consummation of the transactions contemplated hereby, all as set forth on Schedule 9.12.

            IN WITNESS WHEREOF, each of the Sellers and the Buyer has caused this Agreement to be signed by its duly authorized officers as of the date first above written.



______________________________            ________________________________
Brian T. Fitzpatrick                      E. Michael Thoben


______________________________            ________________________________
Bruce Gustafson                           Simon Rubinstein


______________________________            ________________________________
Anthony Frank                             Philip Fitzpatrick


______________________________            ________________________________
Doug Scudamore                            Zia Mohseni


______________________________            ________________________________
Eric Erickson                             David Cohen


______________________________            ________________________________
Morgan D. Gaffney, Trustee,               Suzanne C. Gaffney, Trustee,
Gaffney Family Revocable Trust            Gaffney Family Revocable Trust
UTD 9/4/91                                UTD 9/4/91

ODYSSEY CAPITAL GROUP, L.P.               THE WITTIER TRUST COMPANY

By: _________________________             By: __________________________
Name:                                     Name:
Title:                                    Title:

GLOBCON LIMITED

By: _________________________
Name:
Title:

            IN WITNESS WHEREOF, each of the Sellers and the Buyer has caused this Agreement to be signed by its duly authorized officers as of the date first above written.


                              CHROMATICS COLOR SCIENCES
                                 INTERNATIONAL, INC.

                              By: /s/ E. Michael Thoben
                                  --------------------------------
                                  Name:
                                  Title:


                              SELLERS:


                              /s/ Brian T. Fitzpatrick
                              --------------------------------
                              Brian T. Fitzpatrick


                              /s/ Kathy Fitzpatrick
                              --------------------------------
                              Kathy Fitzpatrick


                              /s/ E. Michael Thoben
                              ------------------------------
                              E. Michael Thoben


                              /s/ Bruce Gustafsen
                              ------------------------------
                              Bruce Gustafsen


                              /s/ Anthony Frank
                              ------------------------------
                              Anthony Frank


                              /s/ Gay Frank
                              ------------------------------
                              Gay Frank

                              SELLERS:


                              /s/ Morgan D. Gaffney  TTEE
                              ------------------------------
                              Morgan D. Gaffney, Co-Trustee,
                              Gaffney Family Revocable Trust UTD 9/4/91



                              /s/ Suzanne C. Gaffney  TTEE
                              --------------------------------
                              Suzanne C. Gaffney, Co-Trustee,
                              Gaffney Family Revocable Trust UTD 9/4/91



                              /s/ Simon Rubinstein
                              --------------------------------
                              Simon Rubinstein



                              /s/ Suzy Rubinstein
                              --------------------------------
                              Suzy Rubinstein



                              /s/ Philip Fitzpatrick
                              --------------------------------
                              Philip Fitzpatrick



                              /s/ Zia Mohseni
                              --------------------------------
                              Zia Mohseni


                               /s/ Eric Erickson
                               -------------------------------
                               Eric Erickson



                              /s/ David Cohen
                              --------------------------------
                              David Cohen

                              SELLERS:

                              /s/ Doug Scudamore
                              ------------------------------
                              Doug Scudamore



                              GLOBCON LIMITED

                              By:   -------------------------
                                    Name:
                                    Title:


                              ODYSSEY GROUP
                              ODYSSEY CAPITAL GROUP, L.P.

                              By:  ODYSSEY CAPITAL GROUP, INC, Its G.P.


                              By: /s/ Kirk B Griswold
                                  -------------------------
                                  Name:  Kirk B Griswold
                                  Title: Vice President


                              THE WITTIER TRUST COMPANY as agents for those shareholders on the list attached hereto,

                              By: /s/ David A. Dahl
                                  -------------------------
                                  Name:  David A. Dahl
                                  Title: Vice President

            IN WITNESS WHEREOF, each of the Sellers and the Buyer has caused this Agreement to be signed by its duly authorized officers as of the date first above written.



______________________________            ________________________________
Brian T. Fitzpatrick                      E. Michael Thoben


______________________________            ________________________________
Bruce Gustafson                           Simon Rubinstein


______________________________            ________________________________
Anthony Frank                             Philip Fitzpatrick


______________________________            ________________________________
Doug Scudamore                            Zia Mohseni


______________________________            ________________________________
Eric Erickson                             David Cohen


______________________________            ________________________________
Morgan D. Gaffney, Trustee,               Suzanne C. Gaffney, Trustee,
Gaffney Family Revocable Trust            Gaffney Family Revocable Trust
UTD 9/4/91                                UTD 9/4/91

ODYSSEY CAPITAL GROUP, L.P.               THE WITTIER TRUST COMPANY

By: _________________________             By: __________________________
Name:                                     Name:
Title:                                    Title:

GLOBCON LIMITED

By: /s/ Barry Shelton
    ---------------------------
Name:   Barry Shelton
Title:  Director

The Whittier Trust Company,
Trustee for The Laura Lee W.
Woods 1966 Trust                        417.86

The Whittier Trust Company,
Trustee for The Laure L. Woods
1983 Trust                            1,857.14

The Whittier Trust Company,
Trustee for The Kimberly W.
Williams 1977 Trust                     464.29

The Whittier Trust Company,
Trustee for The HW Woodward
1966 Trust FBO M. Constance             278.57

Cert. #        Issued to                               No. of Shares
-------        ---------                               -------------

9              The Whittier Trust Company,
               Trustee for The Brett E.
               Hodges 1977 Trust                          46.43

10             The Whittier Trust Company,
               Trustee for The Winifred W.
               Rhodes-Bea 1966 Trust                     325.00

11             Winifred W. Rhodes-Bea 1981 Trust       1,160.71

12             The Whittier Trust Company,
               Trustee for The D. Katherine
               Solaini 1991 Trust                        185.71

13             The Whittier Trust Company,
               Trustee for The Byron Erkenbrecher IV
               93 Trust                                  185.71

14             Whittier Ventures, LLC                  2,069.29

15             Christopher M. Browne Agency               92.86

16             The Whittier Trust Company,
               Trustee for The Frontiere Family
               Revocable Trust                           185.71

17             Marcia W. Constance Revocable
               1981 Trust                                185.71

Cert #                     Issued to                No. of Shares
------                     ---------                -------------
18          The Whittier Trust Company, Trustee
            for The JE & ME Greene QTIP Trust
            C DTD 7/31/85                               510.71

19          The Whittier Trust Company, Trustee
            for The Lucy T. Whittier 91 (QDOT)
            Trust                                     2,089.29

20          The Whittier Trust Company, Trustee
            for The NPW 66 Trust FBO Peter
            Whittier                                    278.57

21          The Whittier Trust Company, Trustee
            for The Cheyenna Whittier Rev 1987
            (1975) Trust                                464.29

22          The Whittier Trust Company, Trustee
            for the Paul M. Whittier Irrevocable
            1989 Trust                                   92.86

23          The Whittier Trust Company, Trustee
            for the O. Whittier Test Trust UDD
            1/1/76                                      185.71

24          G. Whittier-Ferguson 91 Rev Trust           185.71

25          Mary T. Clark, WTC Agent                    185.71

26          The Whittier Trust Company, Trustee
            for The HW Woodward 1957 FBO Sharon
            Hale                                         46.43

Cert. #           Issued to                                    No. of Shares
-------           ---------                                    -------------
27                Brian E. Whittier 1979 Trust, WTC Agent          46.43

28                The Whittier Trust Company, Trustee
                  for The Donald A. Whittier 1989 Trust            46.43
                                                                   -----

                              CHROMATICS COLOR SCIENCES
                                 INTERNATIONAL, INC.

                              By: /s/ Darby S. MacFarlane           4/17/00
                                  ------------------------------------------
                                  Name:  DARBY S. MACFARLANE
                                  Title: CEO, Chromatics Color Sciences
                                           International, Inc.

                                   EXHIBIT A



               Table of Sellers, Shares, Notes and Option Shares

                                    EXHIBIT A


-----------------------------------------------------------------------------------------------------------------------------------
                                NUMBER OF               PRINCIPAL
                               GORDON LABS              AMOUNT OF            PERCENTAGE              NOTE               NUMBER
                              SHARES TO BE              NOTE HELD             INTEREST             PURCHASE            OF OPTION
    NAME OF SELLER                SOLD                                      (SEE NOTE 3)             PRICE              SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Brian Fitzpatrick            See Note 1                 $ 26,785.95                                 $ 25,205.61           See Note 2
(Management Seller)
-----------------------------------------------------------------------------------------------------------------------------------
Zia Mohseni                                                                                                              2,500
(Management Seller)
-----------------------------------------------------------------------------------------------------------------------------------
Eric Erickson                                           $    50,000                                 $    50,000          2,500
(Management Seller)
-----------------------------------------------------------------------------------------------------------------------------------
Odyssey Capital              54,776.24                  $325,357.30                                 $306,161.60
Group, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
Simon                        5,018.86                   $    23,571                                  $22,180.34
Rubinstein
-----------------------------------------------------------------------------------------------------------------------------------
Anthony Frank                4,642.86
-----------------------------------------------------------------------------------------------------------------------------------
Globcon Limited              4,642.86
-----------------------------------------------------------------------------------------------------------------------------------
Philip Fitzpatrick           75
-----------------------------------------------------------------------------------------------------------------------------------
E. Michael Thoben            7,500                      $   150,000                                 $   150,000
-----------------------------------------------------------------------------------------------------------------------------------
Bruce Gustafsen              2,500
-----------------------------------------------------------------------------------------------------------------------------------
Doug Scudamore               150
-----------------------------------------------------------------------------------------------------------------------------------
David Cohen                  2,500
-----------------------------------------------------------------------------------------------------------------------------------
Morgan D. Gaffney and        5,000
Suzanne C. Gaffney,
Trustees,
Gaffney Family
Revocable Trust
UTD 9/4/91
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                NUMBER OF               PRINCIPAL
                               GORDON LABS              AMOUNT OF            PERCENTAGE              NOTE               NUMBER
                              SHARES TO BE              NOTE HELD             INTEREST             PURCHASE            OF OPTION
    NAME OF SELLER                SOLD                                      (SEE NOTE 3)             PRICE              SHARES
-----------------------------------------------------------------------------------------------------------------------------------
Whittier Trust               20,240.13                  $ 58,929.20                                 $ 55,452.45
Company
                                                                                                    TOTAL
                                                                                                    -----------

                                                                                                    $   609,000
-----------------------------------------------------------------------------------------------------------------------------------

Note 1: Brian Fitzpatrick will sell to CCSI on the Closing Date that number of Gordon Labs Shares equal to 20,000 divided by the Price Per Share (see memorandum explaining calculations).

Note 2: Brian Fitzpatrick's Option Shares shall be 20,257 less the quotient of 20,000 divided by the Price Per Share.

Note 3: The Percentage Interest for each Seller shall be determined, after calculating the number of Shares to be sold by Brian Fitzpatrick, by dividing the number of Shares to be sold by such Seller, as set forth on this Exhibit A, by the total number of Shares (which includes the Shares to be sold by Brian Fitzpatrick).

                                    EXHIBIT B



                                 Lock-up Periods

                                    EXHIBIT B


         Of the aggregate total number of CCSI Shares issued to each stockholder listed below, an aggregate of 17.13% of such shares of each such stockholder shall not be subject to any lock-up. The remaining CCSI Shares (the "Locked-Up Shares") shall be subject to lock-ups as follows:

90-DAY LOCK UP (with respect to 25% of the total number of Locked-Up Shares issued to each stockholder listed below):

Bruce Gustafson                                      Simon Rubinstein
Anthony Frank                                        Philip Fitzpatrick
Doug Scudamore                                       David Cohen
E. Michael Thoben                                    THE WITTIER TRUST COMPANY
GLOBCON LIMITED                                      ODYSSEY CAPITAL GROUP, L.P.
Morgan D. Gaffney and Suzanne C. Gaffney, Trustees,
  Gaffney Revocable Family Trust UTD 9/4/91*


120-DAY LOCK UP (with respect to 25% of the total number of Locked-Up Shares issued to each stockholder listed below):

Bruce Gustafson                                      Simon Rubinstein
Anthony Frank                                        Philip Fitzpatrick
Doug Scudamore                                       David Cohen
E. Michael Thoben                                    THE WITTIER TRUST COMPANY
GLOBCON LIMITED                                      ODYSSEY CAPITAL GROUP, L.P.
Morgan D. Gaffney and Suzanne C. Gaffney, Trustees,
  Gaffney Revocable Family Trust UTD 9/4/91*


150-DAY LOCK UP (with respect to 25% of the total number of Locked-Up Shares issued to each stockholder listed below):

Bruce Gustafson                                      Simon Rubinstein
Anthony Frank                                        Philip Fitzpatrick
Doug Scudamore                                       David Cohen
E. Michael Thoben                                    THE WITTIER TRUST COMPANY
GLOBCON LIMITED                                      ODYSSEY CAPITAL GROUP, L.P.
Morgan D. Gaffney and Suzanne C. Gaffney, Trustees,
  Gaffney Revocable Family Trust UTD 9/4/91*


*Does not include any shares of Common Stock issued pursuant to Section 1.2(b) of the Agreement.

180-DAY LOCK UP (with respect to 25% of the total number of CCSI Shares issued to each stockholder listed below):

Bruce Gustafson                                      Simon Rubinstein
Anthony Frank                                        Philip Fitzpatrick
Doug Scudamore                                       David Cohen
E. Michael Thoben                                    THE WITTIER TRUST COMPANY
GLOBCON LIMITED                                      ODYSSEY CAPITAL GROUP, L.P.
Morgan D. Gaffney and Suzanne C. Gaffney, Trustees,
  Gaffney Revocable Family Trust UTD 9/4/91*




*Does not include any shares of Common Stock issued pursuant to Section 1.2(b) of the Agreement.

                                   EXHIBIT C

                                Escrow Agreement

                                   EXHIBIT C

                          PLEDGE AND ESCROW AGREEMENT


     This is a Pledge And Escrow Agreement by and between the entities and individuals identified in Attachment I annexed hereto having places of business or residences at the addresses given in Attachment I (individually a "Pledgor" and collectively the "Pledgors"), Chromatics Color Sciences International, Inc. ("Secured Party"), having its principal place of business at 5 East 80th Street, New York, New York 10021, and Fish & Neave, a partnership which acts as Intellectual Property legal counsel to the Secured Party, having its principal office at 1251 Avenue of the Americas, New York, New York 10020 ("Escrow Agent").


                                    Recitals

     WHEREAS, on April __, 2000, the Pledgors entered into an Agreement of Purchase And Sale ("Purchase Agreement") with the Secured Party under which the Pledgors undertook certain indemnification obligations to the Secured Party; and

     WHEREAS, each of the Pledgors are required by the Purchase Agreement to pledge a certain number of shares of the Secured Party's Common Stock as collateral security for those indemnification obligations.


                                   Provisions

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. ESTABLISHMENT AND CUSTODY OF ESCROW ACCOUNT

     The Pledgors and the Secured Party hereby appoint and designate the Escrow Agent for the purposes set forth below. At the Closing of the Purchase Agreement, each of the Pledgors shall deliver to the Escrow Agent Stock Certificates for the number of shares of the Secured Party's Common Stock set forth opposite the Pledgor's name in Attachment I accompanied by duly executed Stock Power(s) with respect to such Stock Certificate(s) in favor of the Escrow Agent.

     The Stock Certificates and Stock Powers so delivered are to be held by the Escrow Agent in an Escrow Account for use in accordance with the terms and provisions and for the duration of this Pledge And Escrow Agreement. Title to and ownership of the Stock Certificates (including any other securities or monies subsequently issued or paid with respect thereto, or in exchange therefor) received by the Escrow Agent shall remain vested in the Pledgor except for such shares of Common Stock which may be transferred and returned by the Escrow Agent to the Secured Party in accordance with the terms of this Pledge and Escrow Agreement.

        The Pledgors acknowledge and agree that, pursuant to Section 1.4 of the Purchase Agreement, Brian T. Fitzpatrick ("Shareholder Representative") is authorized to act for and on behalf of each Pledgor with respect to this Pledge and Escrow Agreement. In furtherance thereof, any notices to be provided to a Pledgor hereunder shall be provided simultaneously to the Shareholder Representative.


2.  Term Of This Agreement

        This Pledge And Escrow Agreement shall terminate on August 31, 2001, or at such earlier date as the Secured Party notifies the Escrow Agent that the Secured Party releases the escrow, unless there is pending on August 31, 2001 an unresolved dispute between the Secured Party and Pledgor(s) in which event it shall terminate when that dispute is resolved by agreement or by a Court determination. Upon termination of this Agreement, the Escrow Agent shall return possession of any remaining Stock Certificates and the Stock Powers to the Pledgor.

3.   Transfer And Return Of
     Common Stock By Escrow Agent

         It is expressly understood that upon the occurrence of certain "Conditions," the Secured Party may authorize the Escrow Agent to transfer and return to the Secured Party a number of shares of Common Stock pledged as collateral security to satisfy a payment of monies due to the Secured Party from the Pledgor for his, her or its indemnification obligations under the Purchase Agreement. Those "Conditions" are set forth in Attachment II. The Secured Party then shall have the right to satisfy any such overdue payment by authorizing the Escrow Agent to transfer and return to the Secured Party the lowest possible number of shares of Common Stock necessary to satisfy the overdue payment.

         No sooner than ten (10) days and no later than fifteen (15) days after receipt of such authorization from the Secured Party, the Escrow Agent shall transfer and return to the Secured Party the lowest possible number of shares (in whole shares) of Common Stock (valued at its Closing Price on NASDAQ Small Capitalization on the day preceding such transfer and return) that are necessary to satisfy the overdue payment, unless the Pledgor within those ten (10) days has notified the Escrow Agent that there is pending unresolved dispute as to that payment being due to the Secured Party, in which event the authorization received by the Escrow Agent from the Secured Party shall be deemed null and void.

4.       Authorization By Secured Party

                  The Secured Party's authorization to the Escrow Agent to transfer and return to the Secured Party shares of Common Stock shall be in writing and shall be mailed by registered or certified mail (return receipt requested), postage prepaid, to the Escrow Agent. A copy of this authorization shall simultaneously be mailed by registered or certified mail (return receipt requested), postage prepaid, to the Pledgor and the Shareholder Representative. The authorization shall certify in writing that the "Conditions" set forth in Attachment II have occurred and shall set forth the amount of the overdue payment.

5.       Duties Of Escrow Agent

                  The acceptance by the Escrow Agent of its duties under this Pledge And Escrow Agreement is subject to the following terms and conditions, which all parties to this Pledge And Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

                           (a) The duties of the Escrow Agent are only such as
are herein specifically provided.

                  (b) The Escrow Agent shall be under no obligation with respect to the escrowed Common Stock other than to faithfully follow the instructions contained herein or subsequently delivered to the Escrow Agent in accordance with this Pledge And Escrow Agreement. The Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt or other paper or document from the Secured Party which it in good faith believes to be genuine and what it purports to be and the Escrow Agent shall be subject to no liability with respect to the form, execution or validity thereof.

                  (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may in good faith do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. The Secured Party and the Pledgors jointly and severally, shall defend, indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of the appointment as Escrow Agent hereunder or the performance of its duties hereunder, unless the Escrow Agent is determined to have committed an intentional wrongful act or to have been grossly negligent with respect to its duties under this Escrow Agreement.

6.   Compensation

     The Secured Party agrees to pay the Escrow Agent as compensation for its services hereunder, the following fees during the term of this Pledge And Escrow Agreement; (1) $2000.00 for each year or any portion of a year over three months; (2) $1000.00 for any portion of a year that is three months or less. The payment for the Escrow Agent's services during the first year of this Pledge and Escrow Agreement shall be made within 30 days of the Closing of the Purchase Agreement. The Secured Party's subsequent payments shall be made within 30 days of the anniversaries of this Pledge And Escrow Agreement and upon termination thereof.

7.   Notices

     All notices and other communications hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


    Secured Party

    Chromatics Color Sciences International, Inc.
    5 East 80th Street
    New York, New York 10021
    Attention: Darby S. Macfarlane


    Escrow Agent

    Fish & Neave
    1251 Avenue of the Americas
    49th Floor
    New York, New York, 10020
    Attention: Managing Partner


    Pledgors

    At the addresses given in Attachment I



        IN WITNESS WHEREOF, the parties hereto have executed this Pledge And Escrow Agreement.



CHROMATICS COLOR SCIENCES
  INTERNATIONAL, INC.




By:
    ----------------------------
    Darby Macfarlane
    Chief Executive Officer



    FISH & NEAVE




By:
    ----------------------------
    John O. Tramontine
    Partner

PLEDGORS:


---------------------------------
Brian T. Fitzpatrick



---------------------------------
E. Michael Thoben



---------------------------------
Bruce Gustafsen



GAFFNEY FAMILY REVOCABLE TRUST
 UTD 9/4/91



By:
   ------------------------------
   Morgan D. Gaffney
   Suzanne C. Gaffney
   Trustees


ODYSSEY CAPITOL GROUP, L.P.




By:
   ------------------------------



THE WHITTIER TRUST COMPANY




By:
   ------------------------------

GLOBCON LIMITED

By:
   ----------------------------------


-------------------------------------
Simon Rubinstein


-------------------------------------
Anthony Frank


-------------------------------------
Philip Fitzpatrick


-------------------------------------
Doug Scudamore


-------------------------------------
Zia Mohseni


-------------------------------------
Eric Erickson


-------------------------------------
David Cohen

                                  ATTACHMENT I
                                  ------------

                                                           Number of Shares
Name of Pledgors                    Address                    In Escrow
----------------                    -------                ----------------
Brian T. Fitzpatrick

E. Michael Thoben

Bruce Gustafen

Gaffney Family Revocable
  Trust UTD 9/4/91

Odyssey Capitol Group, L.P.

The Whittier Trust Company

Globcon Limited

Simon Rubinstein

Anthony Frank

                                                 NUMBER OF SHARES
NAME OF PLEDGORS              ADDRESS               IN ESCROW
----------------              -------            ----------------
Philip Fitzpatrick


Doug Scudamore


Zia Mohseni


Eric Erickson


David Cohen

                                 ATTACHMENT II

[to be provided - see Section 8.1 (omit reference to 5.10 (c)) and Section 8.3]

                                   EXHIBIT D


                                OPTION AGREEMENT

                                                                       EXHIBIT D

                                    OPTION AGREEMENT


              This Option Agreement is made as of May __, 2000 by and among Chromatics Color Sciences International, Inc. ("CCSI") and each of the signatories below. Reference is made to the Agreement of Purchase and Sale, dated as of April 14, 2000, by and among CCSI and the entities and individuals listed on Exhibit A annexed thereto (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

       1. Grant of Option. Each of the Sellers set forth on Exhibit A to the Purchase Agreement who is the holder of Option Shares (collectively, the "Management Sellers") hereby grants to the Buyer an irrevocable option (the "Option") to purchase all, but not less than all, of such Management Seller's Option Shares as set forth on Exhibit A to the Purchase Agreement at any time prior to and including the first anniversary of the Closing Date (the "Redemption Date") for the issuance by the Buyer to such Management Seller of the number of shares of Common Stock determined by dividing the Option Purchase Price by the Option Price Per Share (the "CCSI Shares").

       2. Exercise of Option This Option is exercisable by delivery of an exercise notice, in the form attached hereto as Schedule I (the "Exercise Notice"), which shall state the election to exercise the Option and the number of Option Shares in respect of which the Option is being exercised (the "Exercised Shares"). Each Exercise Notice shall be completed by the Buyer and delivered to the appropriate Management Seller. Such Exercise Notice shall be accompanied by a certificate registered in the name of the Managing Seller representing the CCSI Shares in accordance with the terms of Section 1 hereof. Upon receipt of the Exercise Notice, the Management Seller shall deliver to the Buyer the certificate(s) representing the Exercised Shares duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers in favor of the Buyer.

       3. Automatic Conversion. If not sooner exercised, on the Redemption Date this Option shall be deemed to be converted automatically, without any further action of the parties, into that number of CCSI Shares determined pursuant to
Section 1 above.

       4. Securities Act Registration. Following the exercise by the Buyer of this

Option (or any portion thereof) or the automatic conversion thereof as provided in Section 3 above, the Buyer shall promptly file a resale registration statement on behalf of the Management Seller with respect to the CCSI Shares issued upon exercise of this Option (or any portion thereof) or such automatic conversion in accordance with the terms of Section 5.10 of the Purchase Agreement.

       5. Changes in Capital Structure. In the event of changes in the outstanding stock or in the capital structure of Gordon Labs by reason of any stock dividend, stock split, exchange of shares, recapitalization, reorganization, subdivision or consolidation of shares, or other similar transaction, the number of shares subject to this Option and the exercise price per share of this Option shall all be proportionately adjusted. In the event Gordon Labs shall be a party to a transaction involving a sale of substantially all of its assets, a merger or a consolidation, the Buyer, Gordon Labs and/or the Subsidiary, as the case may be, shall make such adjustment as shall be necessary or appropriate, which may include the assumption of this Option by the surviving company, for its continuation, for the acceleration of vesting and expiration, or for settlement in cash.

       6. Entire Agreement. Except to the extent that it incorporates the terms of the Purchase Agreement, this Option (together with Schedule I hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements (whether written or oral) between the parties hereto with respect to such subject matter. No amendment, waiver or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

       7. Governing Law. This Option shall be governed by the laws of the State of New York, without regard to the choice of law provisions thereof.

       8. Miscellaneous. The Management Sellers hereby represent and warrant that no holder of outstanding shares of stock of Gordon Labs and no other person possesses any preemptive right with respect to the grant or exercise of this Option or the issuance of shares under this Option.

              IN WITNESS WHEREOF, the undersigned have executed and delivered this Option Agreement (in one or more counterparts) as of the date first above written.



                                                -------------------------------

                                                -------------------------------


                                                -------------------------------


                                                -------------------------------


                                                -------------------------------

                                                                      SCHEDULE I

                             FORM OF EXERCISE NOTICE

              The undersigned, the holder of the attached Option, hereby irrevocably elects to exercise the purchase right represented by the Option for, and to purchase thereunder, ___________ shares of the common stock of Gordon Acquisition Corp. (the "Exercised Shares"), and herewith delivers a certificate for shares of common stock, par value $.001 per share, of Chromatics Color Sciences International, Inc. The undersigned hereby requests that the certificate(s) for the Exercised Shares, duly endorsed for transfer to the undersigned or accompanied by duly executed stock powers in favor of the undersigned, be delivered to the address(es) as follows:

Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
Taxpayer Identification #:
                          ------------------------------------------------------
Deliver to:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------

Dated:                                   .
       ---------------------------------   -----


--------------------------------------------------------------------------------
(Name of Holder)


--------------------------------------------------------------------------------
(Signature of Holder or Authorized Signatory)


-------------------------------------          ---------------------------------
                                                (Social Security or Taxpayer
                                                Identification Number of Holder)

                                   EXHIBIT E



                              Employment Agreement

                  EMPLOYMENT AGREEMENT, dated as of May 15, 2000, between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. (the "Corporation"), a New York corporation, and Brain T. Fitzpatrick (the "Executive"), an individual residing at 211 Wychwood Rd., Westfield, NJ 07090.

                         W  I  T  N  E  S  S  E  T  H:

                  WHEREAS, the Executive desires to be employed by the Corporation, and the Corporation desires to employ the Executive, upon the terms and conditions hereinafter provided,

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  FIRST: Employment.

A) The Corporation hereby employs the Executive as Chief Operating Officer and President of the Corporation and Chief Executive Officer and President of the Division or subsidiary of the Corporation including Gordon Acquisition Corp.
and its subsidiary B.B. Gordon Manufacturing, Inc. (d/b/a Gordon Laboratories) (hereinafter "Gordon") for the period (the "Employment Period") commencing on the closing date as defined in the Agreement of Purchase and Sale dated April 14, 2000 attached hereto ("Effective Date"), and terminating on the Fifth anniversary thereof, subject to earlier termination as provided in Sections THIRD, FOURTH and EIGHTH hereof and the Executive hereby agrees to accept such employment for the Employment Period. The Company agrees to pay and the Executive agrees to accept, for the services described in this Section FIRST the aggregate consideration set forth in Section SECOND hereof. The Executive accepts such employment, (i) agrees to be in charge of and responsible for all of the duties normally associated with said positions, and including, without limitation, all duties involving implementing the Business plan for the Corporation as approved by the Board of Directors and the related use of proceeds for the exploitation of the proposed applications of the Company's assets, technologies, intellectual properties and products, (ii) agrees faithfully and to the best of his abilities to learn from the Chief Executive Officer how to assume the duties and responsibilities of the Chief Executive Officer to the reasonable satisfaction of the Chief Executive Officer and the Board of Directors, and if within a 14 month period from the date of signing this Employment Agreement the Executive accomplishes (a) Gordon becomes profitable with a positive cash flow within that time frame (exclusive of any generated sales or business based on CCSI's technology and excluding the debt to Morgan Gaffney) and (b) negotiates and closes a legally binding contract where the terms of the contract commit to yield at least $3,000,000 annual gross profit to CCSI for a minimum of three years for a commercial application of CCSI's Intellectual Property other than for medical applications and (c) the Executive and the Chief Executive Officer are making reasonable progress in the transition towards the Executive assuming the responsibilities and duties of the Chief Executive Officer to the reasonable satisfaction of the Board of Directors; then the Executive will assume the position of Chief Executive Officer of the Corporation and the then Chief Executive Officer will assume the position of Chairman and Chief Technology Officer of Research and Development of the Corporation under the same terms and conditions of the Chief Executive Officer's current Employment Agreement.

(iii) agrees faithfully and to the best of his abilities to perform such other services consistent with such positions as Chief Operating Officer and President as may from time to time be assigned to him by the Board of Directors of the Corporation or its Chief Executive Officer (C.E.O.) to the reasonable satisfaction of the Board of Directors and agrees to devote substantially all of his business time (including but not limited to "normal business hours" of not less than 40 hours per week excluding lunch hours) and his business skill and attention to such services. Overtime hours will be required as part of this Employment Agreement and no additional compensation will be paid for overtime hours. Due to the nature of the Executive's responsibilities, occasional Saturdays, Sundays, holidays and evening hours are considered "normal business hours" and no additional compensation will be paid for such hours. The
Executive shall perform his services hereunder at the Corporation's headquarters in New York, New York, unless and until the parties agree otherwise, provided, that the Executive shall travel domestically and internationally at and for such period of times as shall be requested by the Corporation consistent with the Executive's responsibilities hereunder.

B) Notwithstanding the foregoing, however, nothing in this Agreement shall preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Corporation.

     SECOND: Compensation.

     A. The Corporation shall pay to the Executive, and the Executive shall accept from the Corporation, for the Executive's services during the Employment Period (i) a salary (the "Base

Salary") at the rate of $200,000 per annum, subject to increase as provided in part B of this Section SECOND and payable in accordance with the Corporation's customary employees payroll policy as in effect from time to time, but not less frequently than monthly, (ii) a bonus in an amount and payable as provided in part C of the Section SECOND, and (iii) 170,636 incentive stock options for common stock of CCSI under the same terms and conditions of CCSI's Amended 1992 Employee Stock Option plan (the "Plan") except that the exercise price for the first 99,364 options exercised shall be two (2) times the closing bid price on the Effective Date, and the exercise price of the balance will be the closing bid price on the Effective Date; provided, however, that Executive's stock option agreement shall provide that the options granted pursuant to this paragraph A. of Section SECOND shall be incentive stock options to the fullest extent permitted under the Internal Revenue Code of 1986. These option certificates will be delivered on the Effective Date, however these options will not vest and will not be exercisable, in whole or in part, until one year from the Effective Date at which time they vest one-third (1/3) on the first year from the Effective Date and one-third (1/3) on the second anniversary and one-third (1/3) on the third anniversary of the Effective Date under the terms and conditions of the Plan.

         B. The Base Salary shall be reviewed by the Board of Directors of the Corporation on or before each December 31 during the Employment Period, and the Base Salary may be increased if the Board, in its sole and absolute discretion, determines that such increase is advisable, provided, however, that any such increase in Base Salary shall be subject, during the first three years of the Employment Period, to the right of Lehman Brothers, Inc. to reject any such increase. Once the Corporation has increased such Base Salary, it thereafter shall not be reduced. A reduction of Executive's Base Salary shall entitle Executive to the same termination benefits as if he had Resigned for Good Reason, as provided in paragraph C. of Section EIGHTH.

     C. The Executive shall be entitled to a bonus (the "Bonus") with respect to each fiscal year ending during the Employment Period in an amount to be determined in the sole and absolute discretion of the Compensation Committee of the Board of Directors of the Corporation consisting of outside Directors. Any such bonus shall be payable not later than 45 days after the end of each fiscal year.

     D. Subject to Section EIGHTH hereof, during the Employment Period, the Executive shall be entitled to participate, on the same basis, subject to the same qualifications, as other employees of the Corporation, in any pension, profit sharing, stock purchase, stock option, savings, bonus, health insurance, hospitalization, and other fringe benefit plans and policies in effect with respect to employees of the Corporation.

     E. The Corporation shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, (provided that such expenses are included in the Executive's Expense Budget which shall have been approved in writing by the CEO and CFO in advance of the expenditures).

    F. During the Employment Period, the Executive shall be entitled to vacations of four weeks per annum, during which times the Executive shall be entitled to his full compensation.

    G. During the Employment Period, the Executive shall be entitled to an auto allowance of $500 per month.

    H. During the Employment Period, the Executive shall be entitled to a $300,000 per year term life insurance policy on his life, at the Corporation's expense.

    THIRD:      Disability, Death.

         A. If, during the Employment Period, the Executive shall be unable substantially to perform the duties required of him pursuant to the provisions of this Employment Agreement due to any physical or mental disability for a period of 60 consecutive days or 90 days in any 12 consecutive months, the Corporation shall have the right to terminate the Executive's employment pursuant to this Employment Agreement by giving not less than 30 days' written notice to the Executive, at the end of which time, the Executive's employment shall be terminated. The Executive shall retain his status and continue to receive his full compensation hereunder (including a pro rata portion of the Bonus with respect to the year in which such disability occurs (based on the total Bonus that would have been otherwise payable to the Executive for such year if the Executive had not become disabled, prorated for the portion of the year prior to termination for such disability) and any other employee benefits relating to disability, health or other insurance plans of the Corporation) during the period prior to any termination hereunder because of a disability but shall not receive any compensation after the date of such termination and the Corporation shall have no further obligations hereunder. As used in this Employment Agreement the term "disability" shall mean the inability of the Executive to perform his duties under this Employment Agreement by reason of a non-intentionally self inflicted medical disability, including mental or physical illness, as certified by a physician or specialist jointly appointed by the Corporation and the Executive or, if the Executive is or is alleged to be mentally disabled, the Executive's designee.

     B. In the event the Executive's service with the Corporation terminates by reason of his death, the Corporation shall have no further obligations hereunder, other than the Executive's options which are subject to the relevant terms and conditions of the Employee Stock Option Plan.

     FOURTH: Termination for Cause.

     The Corporation shall have the right to terminate the Executive's employment pursuant to this Employment Agreement for "cause" only in accordance with the provisions of this Section FOURTH. Such termination shall require a good faith determination by the Corporation's Board of Directors that the termination of this Employment Agreement is necessary for cause. "Cause" for termination means the commission by the Executive of a felony under state or federal law; (ii) any embezzlement or fraud or commission of an offense which constitutes a felony under state or federal law involving money or other property of the Corporation; (iii) the material breach by the Executive of the provisions of this

Employment Agreement, which breach, if capable of being cured, is not cured within 15 days after written notice by the Corporation specifying such breach (provided such cure provisions will not be applicable to conduct which had previously been the subject of such notification during the 12-month period prior to such breach); or (iv) the Executive's failure after written notice to perform any of his material duties hereunder. In the event of termination for cause, the Corporation shall have no further obligations hereunder, except that, the Executive shall be entitled to receive any unpaid but accrued portion of his Base Salary through the date of such termination. All Options granted to the Executive shall, to the extent not theretofore exercised, terminate forewith.

                FIFTH:    Non-Competition and Non-Solicitation:

                          Confidentiality.

     A. The Executive agrees, to the extent permitted by law, that he shall not, during the Executive's employment with the Corporation and during the period terminating on the third year anniversary of the termination of the Employment Period (including, without limitation, early termination pursuant to Section THIRD or Section FOURTH or as a result of the resignation of the Executive), directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director or employee of, or a consultant to, any business, firm or corporation which is conducting any business which is substantially similar to or competes in any substantial respect with the business of the Corporation; provided, however, that the provisions of this Section FIFTH shall not apply to investments by the Executive in shares of stock registered under the Securities

Exchange Act of 1934 which (i) shall have an initial cost of less than $100,000 or (ii) shall constitute less than five percent of the outstanding shares of such stock.

     B. The Executive agrees that he shall not, during the Executive's employment with the Corporation and for one year thereafter, (i) persuade or attempt to persuade any licensee, licensor, supplier, software programmer or other person providing services or goods to the Corporation not to do business with the Corporation or to reduce the amount of its business with the Corporation; (ii) persuade or attempt to persuade any customer or potential customer or licensee not to do business with the Corporation or to reduce the amount of business it does with the Corporation; (iii) solicit for himself or any person other than the Corporation the business of licensee, licensor, supplier, software programmer or other person providing services or goods to the Corporation, or customer or potential customer who did business with the Corporation within one year prior to the termination of the Employment Period;
(iv) persuade or attempt to persuade any employee of the Corporation, or any individual who was its employee during the one year prior to termination of the Executive's employment with the Corporation, to leave the Corporation's employ or to become employed by any person other than the Corporation; or (v) perform any consulting services for any person, partnership, corporation, or other entity who conducts any business and/or activities which are substantially similar to or compete with the business or activities of the Corporation.

     C. The Executive understands that his employment with the Corporation creates a relationship of confidence and trust with respect to any information of a confidential, proprietary or secret nature that may be disclosed to him by the Corporation or learned by him in the course of his duties at the Corporation, and that relates to (i) the business of the Corporation or that of any of its subsidiaries, affiliates, customers, licensees or suppliers or (ii) any third parties that are disclosed to the Corporation. Such confidential, proprietary or secret information includes information concerning Inventions (as such term is defined in Section SEVENTH hereof), marketing plans, product plans, technical information and expertise, business strategies, financial information and forecasts, personnel information and customer lists and is referred to collectively herein as the "Proprietary Information." At all times during the Employment Period and thereafter, the Executive agrees to keep all Proprietary Information in confidence and trust, agrees that he will not disclose or use any Proprietary Information, other than information already in the public domain, without violation of this Employment Agreement, otherwise than in the performance of his duties under this Employment Agreement. Upon termination of the Executive's employment with the Corporation, the Executive shall promptly deliver to the Corporation all documents and materials of any kind pertaining to his work with the Corporation, and he shall not take with him any documents, material or copies thereof, whether on paper, magnetic or optical media or any other medium, containing any Proprietary Information.

         D. The Executive agrees that, during the term of his employment by the Corporation, he will not improperly use or disclose any confidential or proprietary information or trade secrets of the Corporation.

         E. The Executive has received copies of the Corporation's Employee Manual, Confidentiality Agreement and Insider Trading Policies and agrees to abide thereby, it being acknowledged that such policies are hereby incorporated by reference herein.

         F. The Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach of the provisions of this Section FIFTH will cause irreparable injury and incalculable harm to the Corporation and that it shall, accordingly, be entitled to injunctive or other equitable relief.

         SIXTH:   Key Man Insurance.

         The Corporation may, during the Employment Period, maintain, as owner and for its sole benefit, "key man" life insurance on the life of the Executive in the amount of $1,000,000, and the Executive hereby agrees to submit to such medical examinations, supply such information and execute such documents as may reasonably be required by the insuring company in order to maintain such policy.

         SEVENTH: Proprietary Rights and Information in Respect of Inventions, etc.

         A. As used herein, "Inventions" shall mean any and all inventions and discoveries, including improvements, original works of authorship, designs, formulae, processes, computer programs, databases, and trade secrets and related proprietary information and materials, in each case regardless of whether patented or unpatented.

     B. The Executive agrees to make full written disclosure to the Corporation (subject to appropriate confidentiality arrangements) of any and all Inventions developed by the Executive after the date hereof during or as a result of his employment by the Corporation hereunder. The Executive also agrees that all Inventions that are developed (i) using the Corporation's equipment, supplies, facilities or trade secret information after the date hereof (ii) result from work performed by the Executive for the Corporation after the date hereof or (iii) relate to the Corporation's business, or to its actual or demonstrably anticipated research or development (the "Corporation's Inventions") will be the sole and exclusive property of the Corporation. For purposes hereof, the term "the Corporation's business" shall include the business of applying color science principles to the scientific color measurement of the human physical body or material objects having tangible properties, for use in any industry including, but not limited to, the fields of cosmetics, beauty aids, fashion, medical or dental applications, paint and textiles, automotive, food, home decor, industrial applications and environmental uses.

     C. The Executive agrees, at the Corporation's expense, to assist the Corporation in every proper way to obtain and to help the Corporation enforce patents, copyrights, and other legal protection for the Corporation's Inventions in any and all countries. The Executive hereby agrees to execute any documents that the Corporation may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protections. The Executive acknowledges that all original works of authorship that are made by him (solely or jointly with others) within the scope of his employment by the Corporation, and that are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 U.S.C.Section 101).

         D. The Executive agrees that, during the term of his employment by the Corporation, he will not plan or engage in any other employment, occupation or consulting or other business activity directly related to the Corporation's business, nor will he engage in any other activities that unreasonably interfere with his employment obligations to the Corporation as provided herein.

         E.  Executive's Representations
             (i) The Executive hereby represents to the Corporation that he has no other agreements or commitments that would hinder or prevent the full performance of his duties as an executive of the Corporation or obligations under this Employment Agreement, and agrees not to enter into any such conflicting agreement during the Employment Period.

             (ii) The Executive hereby authorizes the Corporation to notify others, including customers of the Corporation, and any future employers he may have, of the terms of this Employment Agreement and his responsibilities hereunder.

     EIGHTH:  Termination Benefits.

         A. If the Executive's employment hereunder is terminated by the Corporation pursuant to Section THIRD or FOURTH hereof or upon the Executive's voluntary resignation, the Corporation shall have no further obligations hereunder, except that the Executive shall be entitled to receive any unpaid but accrued portion of his Base Salary through the date of such termination of employment and the Executive shall not be entitled to any other benefits hereunder.

         B. If the Executive's employment is terminated for any reason other than (i) upon the Executive's death, (ii) upon the Executive's disability pursuant to section THIRD hereof, (iii) for cause pursuant to Section FOURTH hereof, (iv) upon the Executive's voluntary resignation, (v) upon a reduction of the Executive's Base Salary or (vi) a "Change in Control" as described in paragraph C below, then the Company shall pay to the Executive, as a termination benefit, his Base Salary that would otherwise have been payable to the Executive for the 24-month period commencing with the termination of the Employment Period at the same intervals as such payments would have been made had this Employment Agreement not been terminated. Upon the making of such payments pursuant to this paragraph B of Section EIGHTH, the Corporation shall have no further obligations to the Executive under this Employment Agreement, other than the Executive's Options which are subject to the same terms and conditions as the Employee Stock Option Plan.

C.   Change in Control.

         (a) Definition of Change in Control. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50.1% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"), and the beneficial ownership of securities of the Corporation representing 50.1% or more of the Base Capital Stock by such person has not been approved by a majority of the Board of Directors; or

            (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the Base Capital Stock.

Under paragraphs (i) and (ii) above, any change in the relative beneficial ownership of the Corporation's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Corporation.

     (b) Definition of Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that the Executive (i) subject to Section EIGHTH D, has been demoted from the positions described under the terms of this Agreement or
(ii) has incurred a material reduction in his Base Salary

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
                  (c) Involuntary Termination After Change in Control. If, during the term of this Agreement and within 24 months after a Change in Control, the Corporation terminates the Executive's employment without his consent for any reason other than Death, Cause or Disability, then the Corporation shall continue to pay the Executive's Base Salary (in monthly installments at the rate then in effect) for 24 months following the termination of employment. The Executive shall also vest fully, under the terms and conditions of the Employee Stock Option Plan, in any unvested stock options he has been awarded under the Corporation's Employee Stock Option Plan.

                  (d) Resignation for Good Reason After Change in Control. If, during the term of this Agreement and within 24 months after a Change in Control, the Executive resigns his employment for Good Reason, then the Corporation shall continue to pay the Executive's Base Salary (in monthly installments at the rate then in effect) for 24 months following the termination of Employment. The Executive shall also vest fully, under the terms and conditions of the Employee Stock Option Plan, in any unvested stock options he has been awarded under the Corporation's Employee Stock Option Plan. In this event, the Executive agrees to continue to serve as an officer of the Corporation and as President and Chief Executive Officer of the Division or subsidiary of the Corporation including Gordon for a period of twelve months following his resignation.

                  (e) Group Insurance Coverage: COBRA. During the period when the Executive receives Base Salary payments under this paragraph C., (the "Continuation Period"), the Executive and, where applicable, his dependents shall be entitled at their expense to continue participation in all group insurance or similar plans in effect with respect to employees of the Corporation, including

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
(without limitation) group life, disability, health and accident insurance programs, as if he were still an employee of the Corporation. Where applicable, the Executive's salary for purposes of such plans shall be deemed to be equal to his Base Salary. To the extent that the Corporation finds it impractible to cover the Executive under its group insurance policies during the Continuation Period, the Corporation shall provide the Executive with a comparable level of coverage under individual policies at the same cost to him. This subsection (e) shall not apply if the Executive elects any continuation coverage under Part 6 of Title I of the Employee Retirement Security Act of 1974, as amended (sometimes referred to as "COBRA").

      (f) No Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section EIGHTH, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source, except that the Executive agrees to continue to serve as an Officer of the Corporation and as President and Chief Executive Officer of the Division or subsidiary of the Corporation, including Gordon for a period of twelve months following his termination of employment with the Corporation including his reasonable effort to identify a candidate qualified to fill the position of Chief Executive Officer and President of the legal entity which is currently Gordon.

      NINTH: Notices.

             All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail (registered or certified mail, return receipt requested), facsimile or commercial courier guaranteeing next day delivery, addressed as follows:

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
     A.  If to the Corporation,
              5 East 80th Street, 1st Floor,
              New York, New York 10021,
              Attention: Chief Executive Officer,
              facsimile number (212) 717-6675,

         with a copy to:
              Patterson, Belknap, Webb & Tyler LLP,
              1133 Avenue of the Americas, New York, NY 10036
                   Attention: Jeffrey Lagueux

     B. if to the Executive, at his address set forth above, or at such other address of which either party shall have given notice to the other in the manner herein provided.


     TENTH: Entire Agreement: Amendment and Waiver

          All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives are merged into this Employment Agreement and this Employment Agreement, shall constitute the entire agreement between them. Any term of this Employment Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party to be charged.

     ELEVENTH:  Severability

          If any provision of this Employment Agreement, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected.


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
     TWELFTH:  Assignments
               This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, personal representatives, transfers, successors and assigns; provided that this Employment Agreement may not be assigned by the Executive.

     THIRTEENTH:  Governing Law
               This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and without giving effect to the conflicts of law principles thereof.

     FOURTEENTH:  Withholding
               The Corporation shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable law, including taxes due as a result of stock option exercises, if applicable.

     FIFTEENTH:  Headings
               The headings in this Employment Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     SIXTEENTH:  Holding Period
               In the event the Executive receives, either directly or indirectly, any shares of the Corporation from his fellow shareholders of Gordon Acquisition Corp. which originated from the Agreement of Purchase and Sale dated April 12, 2000 attached hereto, he agrees as consideration hereof not to sell or otherwise transfer such shares until the first annual anniversary date of the Effective Date except that the Executive shall be allowed to sell so many of such shares as may be necessary to pay any Federal or

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
State income tax liability associated with the transfer of such shares to Executive by his fellow shareholders as referenced above ("Tax Shares"). In addition such shares other than the Tax Shares referenced above in this paragraph and all options granted under Section SECOND A, may not be sold or exercised as the case may be, until all of the shares of Gordon Acquisition Corporation owned by the Executive are released from any Stock Pledge Agreements with McDonnell Douglas Finance Corporation (later renamed Boeing Capital Corporation) or any other lender.

         SEVENTEENTH:      Termination of Prior Employment Agreement

                  Effective on the Effective Date of this Employment Agreement, the Executive hereby agrees that his Employment Agreement dated April 18, 1996 with H.B. Gordon Manufacturing Co., Inc. shall be terminated.

         EIGHTEENTH:       Counterparts

                  This Employment Agreement may be signed in one or more counterparts.



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                         Chromatics Color Sciences
                                         International, Inc.


-------------------------------------    ------------------------------------
Name: Brian T. Fitzpatrick               Name: Darby S. Macfarlane
                                         Title: Chief Executive Officer





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